File Date:_______________ File Number: 333-121183
================================================================================
                                    FORM SB-2

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549


                                   Form SB-2/A
                                 (Amendment #3)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         AMERICAN METAL TECHNOLOGY GROUP
         --------------------------------------------------------------
                 (Name of small business issuer in its charter)

       Nevada                           3490                       02-0715113
----------------------       ----------------------------      ---------------
(State or Jurisdiction       (Primary Standard Industrial      (I.R.S Employer
  of Incorporation)          Classification Code Number)     Identification No.)


                         600 Wilshire Blvd., Suite 1253
                              Los Angeles, CA 90017
                               Phone: 213-538-1204
          (Address and telephone number of principal executive offices)


                        GKL Resident Agents/Filings, Inc.
                          1000 E. William Street, #204
                             Carson City, NV 891701
                               Phone: 775-841-0644
            (Name, address and telephone number of agent for service)

                                   Copies To:
                              Adam U. Shaikh, Esq.
                     The Law Offices of Adam U. Shaikh, Chtd
                              7917 Autumn Gate Ave
                               Las Vegas, NV 89131
                               Phone: 702-296-3575
                             Facsimile: 702-549-2265

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

================================================================================

                                 CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
 Title of each class      Amount to be     Proposed maximum    Proposed maximum
 of securities to be       registered     offering price per  aggregate offering     Amount of
      registered                               unit (4)             price         registration fee
---------------------------------------------------------------------------------------------------
   Common(1)             7,200,000               $1.00           $7,200,000         $ 912.28

   Common(2)             1,800,000               $1.00           $1,800,000         $ 228.06

   Common(3)             3,328,630               $1.00           $950,000           $ 120.37

(1) Common Shares to be distributed pursuant to a registered distribution to the shareholders of Beijing Sande Technology (Holding) Co., Ltd.

(2) Common Shares to be distributed pursuant to a registered distribution to the shareholders of Beijing Sande Shang Mao Co., Ltd.

(3) Common Shares to be registered for certain selling security holders of American Metal Technology Group and certain selling security holders of Beijing Sande Technology (Holding) Co., Ltd. and Beijing Sande Shang Mao Co., Ltd. who shall receive shares in the registered distribution.

(4) Estimated pursuant to Rule 457(e) solely for the purpose of calculating the registration fee for the shares of the selling security holders and the securities that will be distributed as a dividend distribution to shareholders of Beijing Sande Technology (Holding) Co., Ltd. and Beijing Sande Shang Mao Co., Ltd.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================
                              SUBJECT TO COMPLETION

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the sale is not permitted.

================================================================================

                             PRELIMINARY PROSPECTUS


                         AMERICAN METAL TECHNOLOGY GROUP
                             (A Nevada Corporation)
                                    9,950,000
                             Shares of Common Stock
          3,328,630 Shares Eligible for Resale through this Prospectus
                                 $1.00 per share


Prior to this offering, there has been no public market for our stock.

This Prospectus relates to the registration of certain shares of common stock, $.001 par value per share, of American Metal Technology Group, a Nevada corporation ("AMTG", the "Company", "we", "us", "our"). Certain Selling Security Holders ("AMTG Selling Security Holders") are offering 950,000 shares of our common stock for resale. Beijing Sande Technology (Holding) Co., Ltd. ("BST") shall be distributing 7,200,000 shares of common stock as a dividend distribution to its shareholders of record as of November 30, 2004 on the basis of one share of our common stock for every one share of BST common stock ("BST shareholders"). Beijing Sande Shang Mao Co., Ltd. ("BSS") shall be distributing 1,800,000 shares of common stock as a dividend distribution to its shareholders of record as of November 30, 2004 on the basis of one share of our common stock for every one share of BSS common stock ("BSS shareholders"). Lastly, certain BST Shareholders will be offering for resale 1,902,904 shares of our common stock (does not include shares to be received by affiliates of AMTG in the dividend) and certain BSS shareholders shall be offering for resale 475,726 shares of our common stock (does not include shares to be received by affiliates of AMTG in the dividend).

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. American Metal Technology Group will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

We have not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by AMTG.


The Date of this Prospectus, subject to completion, is ________.

                                TABLE OF CONTENTS

                                                                  Page


PROSPECTUS SUMMARY.................................................5
RISK
FACTORS............................................................8
RISK FACTORS RELATED TO OUR BUSINESS...............................8
RISK FACTORS RELATED TO THE PRC....................................10
RISK FACTORS RELATED TO THIS OFFERING..............................11
USE OF PROCEEDS....................................................13
DETERMINATION OF OFFERING PRICE....................................13
DILUTION...........................................................13
SELLING SECURITY HOLDERS...........................................13
PLAN OF DISTRIBUTION...............................................18
TAX CONSEQUENCES OF DISTRIBUTION...................................20
LEGAL PROCEEDINGS..................................................20
DIRECTORS, EXECUTIVE OFFICERS,
     PROMOTERS AND CONTROL PERSONS.................................20
EXECUTIVE COMPENSATION.............................................23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
     OWNERS AND MANAGEMENT.........................................24
DESCRIPTION OF SECURITIES..........................................26
DESCRIPTION OF OUR BUSINESS........................................27
MANAGEMENT DISCUSSION AND PLAN OF
     OPERATION.....................................................43
CRITICAL ACCOUNTING POLICIES.......................................50
FACTORS AFFECTING OPERATING RESULTS................................52
MARKET FOR COMMON EQUITY AND
     RELATED STOCKHOLDER MATTERS...................................53
DISCLOSURE OF COMMISSION POSITION ON
     INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................55
INTEREST OF NAMED EXPERTS AND COUNSEL..............................55
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
     ON ACCOUNTING AND FINANCIAL DISCLOSURE........................55
CERTAIN RELATIONSHIP AND RELATED
     TRANSACTIONS..................................................56
FINANCIAL STATEMENTS...............................................58


================================================================================

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.


            YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS

In deciding whether to invest in our securities, you should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Security Holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is current or complete as of any time after the date of this prospectus.


OUR BUSINESS


American Metal Technology Group, a Nevada corporation, ("AMTG", "We", "Us", "Our" or the "Company") via its subsidiaries, Beijing Tong Yuan Heng Feng Technology Co., Ltd. and American Metal Technology (Lang Fang) Co., Ltd., is in the business of manufacturing and sales of precision investment casting and metal fabrication products in the People's Republic of China ("China"). To date, the only products we have produced have been parts used to make beverage equipment. The majority of the parts we have produced have consisted of CO2 regulators and dispensers.


We were incorporated on January 13, 2004 under the laws of the state of Nevada. Our principal executive office is located at 600 Wilshire Boulevard, Suite 1253, Los Angeles, CA 90017. On June 1, 2004, the Company entered into an equity purchase agreement with Beijing Sande Technology (Holding) Co., Ltd. ("BST") to acquire 80% ownership of Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY"). On August 2, 2004, the Company incorporated American Metal Technology (Lang Fang) Co., Ltd. ("AMLF") in Hebei, China, for the purpose of expanding the production facility of BJTY. Through AMLF, we acquired the remaining 20% ownership of BJTY.

We currently maintain a web site at http://www.amtg-usa.com. Any information displayed on our website is not part of this prospectus.

THE OFFERING

As of November 12, 2004, we had 10,000,000 shares of common stock outstanding, par value $.001 per share. This offering is related to a registered distribution of 7,200,000 shares of our common stock to BST shareholders on the basis of one share of our common stock for every one share of BST common stock, and a registered distribution of 1,800,000 shares of our common stock to the BSS shareholders on the basis of one share of our common stock for every one share of BSS common stock. Furthermore, this offering covers the resale of 950,000 shares by certain AMTG Selling Security Holders, the resale of 1,902,904 shares received through the registered dividend by certain BST Selling Security Holders, and the resale of 475,726 shares received through the registered dividend by certain BSS Selling Security Holders. Certain affiliates of AMTG, and Beijing Tong Yuan Heng Feng Technology Co., Ltd., by virtue of their positions as an officer, director, or by owning 10% or greater of the outstanding shares of AMTG following the dividend distributions, shall receive shares in the registered dividends. These shares distributed to the affiliates in the dividends, as well as any additional shares they hold in AMTG, will not be registered for resale under this prospectus. Such affiliates shares are designated as restricted stock and may only be resold in compliance with Rule 144 of the Securities Act of 1933, or by registration of said shares under the Securities Act of 1933, as amended.

There is currently no public market for our securities. The AMTG Selling Security Holders, the BSS Selling Security Holders, and the BST Selling Security Holders will sell their shares at a price of $1.00 until the shares are traded on a market or exchange, at which time they will be sold at prevailing market prices. The dividend distribution of our shares to BSS and BST shareholders may trigger a taxable event. All BST and BSS shareholders are strongly encouraged to consult their own tax advisor in regards to the dividend. Please see section titled "Tax Consequences of Distribution on page 19".

Because of BST's and BSS's role in the distribution, they both will likely be deemed to be "statutory underwriters" within the meaning of Section 2(11) of the Securities Act. BST and BSS have both advised us that they will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to their shareholders. Furthermore, the AMTG Selling Security Holders should be aware that the anti-manuipulation provisions of Regulation M under the Exchange Act will apply to their purchases and sales of shares of common stock. The AMTG Selling Security Holders are advised to contact a securities consultant if they are unfamiliar with the provisions promulgated under Regulation M.

Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits purchases to stabilize the price of a security in the distribution.

We have agreed to pay all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities.

SUMMARY FINANCIAL INFORMATION

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes. Please note that the summary financials below are consolidated financial information for our companies and two subsidiaries, Beijing Tong Yuan Heng Feng Technology Co., Ltd. and American Metal Technology (Lang Fang) Co., Ltd.


Operations Data             For the Twelve Month Period from January 1          For the Twelve Month Period from
                                    through December 31, 2003                 January 1 through December 31, 2004
                          -----------------------------------------------     -------------------------------------
Net Sales                                  US$2,483,006                                   US$4,088,413
Cost of Sales                              US$1,931,637                                   US$3,154,506
Net income                                  US$475,407                                     US$863,379

Balance Sheet Data                   As of December 31, 2004

Total assets                               US$2,797,877
Working capital                             US$877,162
Stockholder's equity                       US$1,955,836

================================================================================
                                  RISK FACTORS


AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AMTG AND ITS BUSINESS. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR FUTURE PERFORMANCE OF AMTG.
================================================================================

RISK FACTORS RELATED TO OUR BUSINESS

Our business and operations involve numerous risks, some of which are beyond our control that may affect future results and the market price of our common shares. In any such case, the market price of our common shares could decline, and you may lose all or part of your investment. The following discussion highlights all material risks known to us.

We have a limited operating history, which may make it difficult for you to evaluate our business, and our limited resources may affect our ability to manage the growth we expect to achieve.

Our business was established in December 2001, and initially focused on metal parts fabrication. In 2002, we began commercially manufacturing high precision metal parts, which are now our primary source of revenues. In addition, we have recently expanded our operations by investing in the development of a new factory in Lang Fang Development Zone in Heibei, China. Furthermore, our senior management and employees have worked together at our Company for only a relatively short period of time. Accordingly, we have a limited operating history upon which you can evaluate our business and prospects. In addition, China's metal fabrication and metal casting businesses are still in the developmental stage. Our future revenues and profits are substantially dependent upon the growth in the acceptance and use of metal fabrication and casting products made in China.


Our growth to date has placed, and our anticipated further expansion of our operations will continue to place, a significant strain on our management, systems and resources. In addition to training and managing our workforce, we will need to continue to develop and improve our manufacturing process and our product lines. We cannot assure you that we will be able to efficiently or effectively manage the growth of our operations, and any failure to do so may limit our future growth. Furthermore, should we be unable to maintain and manage our growth, we may be unable to generate sufficient revenues to payback the existing loans we currently hold in the amount of $990,000. A failure to payback these loans could result in collection proceeding against us and we may no longer be able to continue operations.

Certain employees have accrued salaries with us that are due upon demand. If such salaries are placed upon demand, we will be subject to remit $127,295 which may affect our cash position and, consequently, our growth.

As of March 31, 2005, we owed an aggregate amount of $127,295 for accrued salaries. If all salaries are placed upon demand, our cash position will be limited and this may delay our current plans, including the construction of our new factory.


Our sales have been limited to two related customers which exposes us to financial risk.

Historically, a substantial percentage of our sales have been to two customers who are also related parties. During the years ended December 31, 2003, except for an insignificant amount of subcontracting income, the two related customers accounted for 100% of our net sales. Should we subsequently lose one or both of these customers; we will no longer have sufficient revenue to continue operations.

We have no written agreement or contract for future production which places us at financial risk.

Our sales transactions to our customers are based on purchase orders periodically received by us. Except for these purchase orders, we have no written agreements with our customers for future orders of production or for future sales. Furthermore, the percentage of sales to any of our customers may fluctuate from time to time. Should we fail to maintain the level of production orders from our current customers, or fail to obtain new customers, our revenues will substantially decrease and we may not be able to continue operations.

A substantial portion of our sales are on credit which exposes us to financial risk if a customer is unable to honor its credit.


Our current customers, as well as potential future customers, have and will place orders with us based on credit. Should one or both of our customers be unable honor its credit obligations and pay for our products or services, our revenues will substantially decrease and we may not be able to continue operations.


We compete against a number of companies which are in a better position to offer products in higher volume and at a lower price.


We compete against numerous metal fabrication manufacturers. Due to intense price competition, we may have to reduce our prices, thereby adversely affecting our operating margins in our metal fabrication operations. This will lead to lower sales, lower gross margins, and lower net profits. During the past few years, we have, at times, refused certain metal fabrication contracts from potential new clients due to pricing pressures and limitation of production facilities, which has affected our net sales.

Should we be unable to complete construction of our new facility upon expiration of our current lease agreement, we may be forced into paying a much higher price for rent, or may be forced to temporarily cease operations all together.


All our manufacturing and production is conducted at our current plant at No. 15, Shixing Street, Shijingshan Badachu, High-Tech Park, Beijing, China. Our lease for this facility expires on July 15, 2005. There is currently no contract or agreement to continue the lease upon its expiry. We are attempting to construct our own factory at this time. However, if we are unable to complete the factory by July, renew or extend the current lease or obtain a new lease for a similar rent of $51,849 per year, our revenues may be greatly reduced. Furthermore, if we are unable to complete the factory or obtain a new or extended lease, we may be unable to continue operations.

We do not presently maintain insurance at our facility which exposes us to serious financial risk.

Presently, we do not maintain any insurance at our manufacturing and production facility. Should our facility be affected by fire or natural calamity, our operations may be severely hampered and we may be unable to continue with operations at all.

RISK FACTORS RELATED TO THE PEOPLE'S REPUBLIC OF CHINA ("PRC")

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The PRC's legal system and application of laws are uncertain which may impact our ability to enforce our agreements and may expose us to lawsuits.

The legal system of PRC is new, unclear and continually evolving. There can be no certainty as to the application of its laws and regulations in particular instances. The PRC does not have a comprehensive system of laws, and the existing regional and local laws are often in conflict and subject to inconsistent interpretation, implementation and enforcement. New laws and changes to existing laws occur quickly and sometimes unpredictably. These factors may limit our ability to enforce agreements with our current and future customers and vendors. Furthermore, it may expose us to lawsuits by customers and vendors in which we may not be adequately able to protect ourselves.

We may be unable to fully comply with local and regional laws which may expose us to financial risk.


As is the case with all businesses operating in China, we are often required to comply with informal laws and trade practices imposed by local and regional government administrators. Local taxes and other charges are levied depending on the local needs for tax revenues and may not be predictable or evenly applied. These local and regional taxes/charges and governmentally imposed business practices often affect our cost of doing business and require us to constantly modify our business methods to both comply with these local rules and to lessen the financial impact and operational interference of such policies. In addition, it is often extremely burdensome for businesses to comply with some of the local and regional laws and regulations. At the moment, we believe we are in compliance with applicable local and regional laws, but there is no assurance that we will maintain compliance. Our failure to maintain compliance with the local laws may result in hefty fines and fees which may substantially impact our cash flow, cause substantial decrease in our revenues and may affect our ability to continue operation.

Various administrative agencies have informal rule enforcement that we may not be able to comply with.

While we have, to date, been able to operate within changing administratively imposed business practices and have otherwise been able to comply with the informal enforcement rules of the various administrative agencies, no assurance can be given that we will continue to be able to do so in the future. Should the local or regional governments or administrators impose new practices or levies that we cannot effectively respond to, or should the administrators suddenly commence enforcing those rules that they have not previously enforced, our operations and financial condition could be materially and adversely impacted. Our ability to appeal many of the local and regionally imposed law and regulations is limited, and we may not be able to seek adequate redress for laws that materially damage our business and affect our ability to continue operation.


The Chinese judiciary is relatively inexperienced in enforcing the laws that exist which may expose us to costly litigation and uncertain outcomes.


Should we be exposed to litigation in the PRC, we may not be able to properly evaluate the possible outcomes. This may expose us to costly litigation. Furthermore, we may be exposed to potential inequitable judicial results. Either of these scenarios may result in failure to continue operation.




RISK FACTORS RELATED TO THIS OFFERING


Our stock is not listed on any trading market nor is there any guarantee that a market will develop. This may result in the inability of purchaser of shares in this offering to be able to resell their shares.

We have not yet made any arrangements to have a broker make a market in any of our securities. There is presently no public trading market for any of our securities, and we can provide no assurance that an active market will develop or be sustained. We plan on applying for listing on the Over the Counter Bulletin Board ("OTCBB"), but there is no guarantee that we will obtain such a listing. If arrangements cannot be made for a broker to make a market in our securities, or if an active public trading market does not develop or is not sustained, it may be difficult or impossible for you to resell your securities at any price. Even if a public market does develop, the market price could decline below the amount you paid for your securities.


The future sales by our existing shareholders of a substantial number of our common shares in the public market could adversely affect the price of our common shares.


If our shareholders sell substantial amounts of our common shares, in the public market following this offering, the market price of our common shares could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We have an aggregate of 10,000,000 common shares issued and outstanding. Immediately after the completion of this offering, we will have 3,328,630 common shares represented by Shares Eligible for Resale through this offering. Our common shares in this offering will be eligible for immediate resale in the public market without restrictions, and those held by our existing shareholders may also be sold in the public market in the future subject to the restrictions contained in Rule 144 under the Securities Act.

The liquidity of sales of our securities may be limited due to the fact that all initial holders of our securities are Chinese and all our operations are based in China.

All our officers, directors, and selling security holders of our Company are residents of China. Based upon this fact, the liquidity of the initial sales of the stock may be limited because the initial selling security holders may have limited access to the U.S markets due to distance and time change. Furthermore, the familiarity of our Company with U.S shareholders may be limited due to the fact that all operations are conducted outside the U.S.


You will not receive dividend payments.

AMTG has not paid and does not plan to pay dividends in the foreseeable future even if our operations are profitable. Earnings, if any, will be used to expand our operations, management salaries, hiring additional staff and operating expenses, rather than to make distributions to shareholders. Therefore, the future of your investment depends entirely on the development of a trading market and the potential increase in the market price of our stock.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE

Due to our limited operating history, we have established a price of $1.00 per share. This was determined by basing it on a Price/Earning ("PE") of 10. We had estimate that our net income for the year end 2004 will be in the range of $1 million dollars. Based on ten times earnings, our estimate market value would be $10,000,000. Thus, the price per share is $1.00 per share. This price is simply an estimate for use in this prospectus. Our earnings may be less than anticipated. Should a market occur for our securities, the price may be far less than anticipated.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                            SELLING SECURITY HOLDERS


The following table below represents AMTG Selling Security Holders, including certain selling security holders that will be receiving shares in the registered dividends. The Selling Security Holders will be selling securities pursuant to this prospectus. The tables also lists any relationship selling security holders may have had with us within the past three years and provides information regarding the shares the selling stockholders beneficially own and may sell. The estimated securities owned after the offering assumes that all of the shares registered under this prospectus are sold. However, we do not have any agreements or understandings with the selling stockholders which would require them to sell their shares.

                                            SELLING SECURITY HOLDERS

-------------------------------------------------------------------------------------------------------------
Name, Address, and            Securities Owned Prior     Number Of Shares Being     Securities Owned After
Relationship                  To Offering(1)             Registered                 Offering

                              Shares     Percent                                    Shares      Percent
                              ------     -------                                    ------      -------
-------------------------------------------------------------------------------------------------------------
Lui Chung Mui Hoo
Flat C 8/F, Man Hoo Court,
448-452, Nathan Road,
Kowloon, Hong Kong(2)         475,000     4.75%          475,000                    -0-          -0-
-------------------------------------------------------------------------------------------------------------
Rui Lin Ding
(2)(7)
314 E. Mission Rd.            475,000     4.75%          475,000                    -0-          -0-
San Gabriel, CA 91776
-------------------------------------------------------------------------------------------------------------
Mei Si Gao
No. 601, 1st Door, 14th
Floor, ShuangYu Shu Bei Li,   495,261     4.95%          247,631                    247,631      2.48%
Haidian District, Beijing,
China(3)
-------------------------------------------------------------------------------------------------------------
Ran Song
No. 601, 1st Door, 14th
Floor, Shuang Yu Shu Bei      495,261     4.95%          247,631                    247,631      2.48%
Li, Haidian District,
Beijing, China(3)
-------------------------------------------------------------------------------------------------------------
Jian Xin Xu
No. 5, 21st Building,
Nanying Fang Water and
Power Departement             495,261     4.95%          247,631                    247,631      2.48%
Dormitory, West District,
Beijing, China(3)
-------------------------------------------------------------------------------------------------------------
Meng Xu
No. 8, 3rd Door, 11th
Floor, Liu Pu Keng, West      495,261     4.95%          247,631                    247,631      2.48%
District, Beijing, China(3)
-------------------------------------------------------------------------------------------------------------
Ya Ni Gao
No. 7, Weishu Street,
Haidian District, Beijing,    110,058     1.1%           55,029                     55,029       0.55%
China(3)(5)
-------------------------------------------------------------------------------------------------------------
Ying Pan
No. 7, Weishu Street,
Haidian District, Beijing,    495,261     4.95%          247,631                    247,631      2.48%
China(3)
-------------------------------------------------------------------------------------------------------------

                                                                                                           14

-------------------------------------------------------------------------------------------------------------
Hang Yuan
No. 601, 3rd Door, 42th
Floor, GuanZhuangDongLi,      275,145     2.75%          137,573                    137,573      1.38%
Chaoyang District, Beijing,
China(3)
-------------------------------------------------------------------------------------------------------------
Xin Min Yuan
No. 502, 1st Door, 40th
Floor, GuanZhuangDongLi,      495,261     4.95%          247,631                    247,631      2.48%
Chaoyang District, Beijing,
China(3)(6)
-------------------------------------------------------------------------------------------------------------
Xin Jian Yuan
No. 601, 3rd Door, 42th
Floor, GuanZhuangDongLi,      495,261     4.95%          247,631                    247,631      2.48%
Chaoyang District, Beijing,
China(3)(6)
-------------------------------------------------------------------------------------------------------------
Wei Li
No. 031-02 Yongshengli,
Front District, Yingkou       22,012      <1%            11,006                     11,006       0.11%
city, Liaoning, China(3)
-------------------------------------------------------------------------------------------------------------
Zhen Bang Song
No. 601, 1st Door, 14th
Floor, Shuang Yu Shu Bei      550,290     5.5%           275,145                    275,145      2.75%
Li, Haidian District,
Beijing, China(3)
-------------------------------------------------------------------------------------------------------------
Jing Zhao
No. 7, 31st Floor,
HeishanxiaoLou, Mentougou,    38,520      <1%            19,260                     19,260       0.19%
Haidian District, Beijing,
China(3)
-------------------------------------------------------------------------------------------------------------
Wei Li
No. 212, 3rd Floor, Water
and Heat No. 2 Factory        27,515      <1%            13,757                     13,757       0.14%
Dormitory, Qinghe, Haidian
District, Beijing, China(3)
-------------------------------------------------------------------------------------------------------------
Xiu Hua Liu
No. 77, 1st Door, Apt 114,
Banbidian, Haidian            27,515      <1%            13,757                     13,757       0.14%
District, Beijing, China(3)
-------------------------------------------------------------------------------------------------------------

                                                                                                           15

-------------------------------------------------------------------------------------------------------------
Bing Lu
No. 6 Building, Apt 707
Jianwai Guanghui Li,          27,515      <1%            13,757                     13,757       0.14%
Chaoyang District,Beijing,
China(3)
-------------------------------------------------------------------------------------------------------------
Wen Ge Ren
No. 53, Liuniangfu,
Shijingshan, Beijing,         27,515      <1%            13,757                     13,757       0.14%
China(3)
-------------------------------------------------------------------------------------------------------------
Xue Min Yang
No. 501, 15 Building,
Muoshikou Nanli,              27,515      <1%            13,757                     13,757       0.14%
Shijingshan, Beijing,
China(3)
-------------------------------------------------------------------------------------------------------------
Hong Jin Zhang
Changhe Xingzheng Town,
Desheng Valley, Wuwei         5,503       <1%            2,751                      2,751        0.03%
County, Fuwu region, Anhui,
China(3)
-------------------------------------------------------------------------------------------------------------
Ying Qiang Li
Liuqiao Town, Wangdian
Valley, Huaiyang County,      3,852       <1%            1,926                      1,926        0.02%
Henan, China(3)
-------------------------------------------------------------------------------------------------------------
Shi You Liu
Liuqiao Town, Wangdian
Valley, Huaiyang County,      1,651       <1%            825                        825          0.01%
Henan, China(3)
-------------------------------------------------------------------------------------------------------------
Hong Wei Liu
No. 503, Building 4, Unit
1, Keyan Building, Jinding    27,515      <1%            13,757                     13,757       0.14%
St. Shijingshan, Beijing,
China(3)
-------------------------------------------------------------------------------------------------------------
Yong Xiu Yan
No. 1, Nanheyan, Pingguo
Yuan, Shijingshan District,   5,503       <1%            2,751                      2,751        0.03%
Beijing, China(3)
-------------------------------------------------------------------------------------------------------------

                                                                                                           16

-------------------------------------------------------------------------------------------------------------
Shang Min He
Youfangzhuang Town, Shaji
Valley, Lucheng County,       5,503       <1%            2,751                      2,751        0.03%
Heinan, China(3)
-------------------------------------------------------------------------------------------------------------
Xiao Yan Li
No. 5, Unit 2, Buidling 5,
West Street, Dingfu Zhuang,   44,023      <1%            22,012                     22,012       0.22%
Chaoyang District, Beijing,
China(3)
-------------------------------------------------------------------------------------------------------------
Yan Wu Xu
No. 602, 3rd Door, Building
225, Muofangbeili, Chaoyang   55,029      <1%            27,515                     27,515       0.28%
District, Beijing, China(3)
-------------------------------------------------------------------------------------------------------------
Wen Yong Ma
Family Center, Meikuang Er    2,751       <1%            1,376                      1,376        0.01%
Gong District, Dongniuma
Si, Shaodong, Hunan,
China(3)
-------------------------------------------------------------------------------------------------------------
Xin Fa Li
No. 5 Maopingtou Town,
Yanquan Valley, Yizhang       2,751       <1%            1,376                      1,376        0.01%
County, Heinan, China(3)
-------------------------------------------------------------------------------------------------------------
Sheng Jie He
Youfangzhuang Town, Shaji
Valley, Lucheng County,       2,751       <1%            1,376                      1,376        0.01%
Henan, China(3)
-------------------------------------------------------------------------------------------------------------

(1)  Number of shares following dividend distribution
(2)  Current AMTG Shareholders
(3) Shareholders will receive AMTG shares through the registered distribution based on ownership in both BSS and BST.
(4) The Wei Li's listed in this table are separate individuals. Neither of these individuals are related to Mr. Wei Li, the manager of the technical department of BJTY.
(5) Mei Si Gao and Ya Ni Gao are elder sisters to Mr. Chen Gao, our President, Treasurer, and Director. They all maintain separate residences.

(6) Xin Min Yuan and Xian Jian Yuan are the brothers of Ms. Xin Yan Yuan, one of our Directors. They all maintain separate residences.
(7) Ruilin Ding is the father of Ms. Monica Ding, our Secretary. They both maintain separate residences.

The shares owned or to be owned by the selling security holders are registered under rule 415 of the general rules and regulations of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regards to the offer and sale of such shares, we have made certain undertakings in which we have committed to keep this prospectus current during any period in which these persons make offers to sell or sell the covered securities pursuant to Rule 415.



                              PLAN OF DISTRIBUTION

BEIJING SANDE TECHNOLOGY (HOLDING) CO., LTD. ("BST") AND BEIJING SANDE SHANG MAO CO., LTD. ("BSS") DIVIDEND DISTRIBUTION


Beijing Sande Technology (Holding) Co., Ltd. ("BST") shall distribute 7,200,000 shares of our common shares, which it owns, to its common shareholders as a dividend as of a record date of November 30, 2004, on the basis of one of our common shares for every one common share of BST. Beijing Sande Shang Mao Co., Ltd. ("BSS") shall distribute 1,800,000 shares of our common shares, which it owns, to common its shareholders as a dividend as of a record date of November 30, 2004, on the basis of one of our common shares for every one common share of BSS. Neither the BST nor BSS shareholders will be required to pay any type of consideration for their shares. The BSS and BST shareholders shall receive their share certificates in the mail. It is expected that the shares will be mailed to such shareholders on or about _________________.


One half (1/2) of those shares to be received by each shareholder of BST and BSS in the distribution, other than those shares received by affiliates of AMTG, will be deemed freely transferable shares pursuant to the selling security holder provisions of this prospectus. Those shareholders who receive shares in the BST and BSS dividend distributions that are deemed to be affiliates of AMTG shall receive restricted shares only. The shares received by affiliates, as well as the remaining shares to be distributed to BST and BSS shareholders that will not be included in the resale provisions of this prospectus, may only be sold pursuant to Rule 144 of the Securities Act of 1933, or by registration of said shares under the Securities Act of 1933.


Because of BST's and BSS's role in the distribution, they both will likely be deemed to be "statutory underwriters" within the meaning of Section 2(11) of the Securities Act. BST and BSS have both advised us that they will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to their shareholders. BSS and BST has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by BSS and BST in the market if a market develops. Neither BSS nor BST will not own any shares of our company after the distribution and has no plans for future sales or purchases.

With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

SALES BY AMTG, BST, AND BSS SELLING SECURITY HOLDERS


The AMTG Selling Security Holders, including certain shareholders receiving shares in the registered distribution, shall be selling certain securities pursuant to this prospectus. AMTG, BST, and BSS Selling Security Holders shall be registering for resale3,328,630 shares of common stock, par value $.001, respectively. These Selling Security Holders shall be selling their shares for $1.00 per share until such time the shares are traded on a market or exchange, at which time they will be sold at prevailing market prices. At this time, we plan on seeking to have our shares listed and traded on the OTC Bulletin Board ("OTCBB").

The AMTG Selling Security Holders, BST Selling Security Holders, and
BSS Selling Security Holders (the "Selling Security Holders") should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders, nor their agent, may bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Shareholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.


Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Shareholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the Selling Shareholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Should a broker-dealer be retained to facilitate the sale of shares in this prospectus, we will file an appropriate post-effective amendment to this prospectus to include information concerning the broker-dealer retained as well as any compensation paid to the broker-dealer.

We will pay all expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will receive no proceed in connection with the sales of securities in this prospectus.

                        TAX CONSEQUENCES OF DISTRIBUTION

The BST and BSS shareholders who will receive common stock of AMTG as dividends are all Non-US Holders. Consequently, no material taxable event is anticipated in the United States. In accordance with the tax laws of the Peoples Republic of China, dividend income paid in cash and upon receipt to shareholders are generally taxable events. Taxable events are transactions that could trigger an obligation to pay a tax. Each shareholder must then determine whether a tax is actually due or payable by the shareholder as a result of the taxable event. The distribution of our common stock to BST and BSS shareholders as a dividend is in the form of common stock will likely be a taxable event if the shareholder sells the dividend stock to a third party and receives cash in return. Accordingly, the shareholders of BST and BSS should seek advice from qualified tax accountant familiar with the tax laws of the Peoples Republic of China.

                                LEGAL PROCEEDINGS

There are presently no pending or threatened legal proceedings pending against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and directors of the company are listed below. Directors are elected to hold offices until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

      Name                   Age                       Position
-----------------       ------------          ---------------------------
Chen Gao                     49               President, Director, Treasurer

Xin Yan Yuan                 47               Director

Richard Lui                  39               Director/Chairman

Monica Ding                  26               Secretary

Chen Gao, age 49, has served as president, treasurer and director of American Metal Technology Group since Jan 28, 2004; served as Chairman and director of Beijing Tong Yuan Heng Feng Technology Co., Ltd. from Jan 2002 to present, served as Chairman and director of American Technology (Lang Fang) Co., Ltd. from August 2004 to present; served as Chairman and President of Beijing Mai Ke Luo Machinery Co., Ltd. from May 1994 to present. Beijing Mai Ke Luo Machinery Co., Ltd. is a beverage equipment manufacturer in China; served as Chairman of Beijing Sande Technology (Holding) Co., Ltd, a beverage equipment and parts manufacturer from Jan 1993 to present. Mr. Gao was the accounting manager for Beijing Beichen Group Wuzhou Hotel, a hotel management company, from Sep 1987 to Dec 1992.

Richard Lui, age 39, has served as Chairman and director of American Metal Technology Group since February 2004. Mr. Lui served as vice Chairman of AP Henderson Group since July 23, 2004 to December 16, 2004. AP Henderson Group, a computer hardware and peripheral manufacturer, is a publicly traded company trading on the Over the Counter Bulletin Board (OTCBB:APHG). Mr. Lui has served as President of Morgan Capital International, Inc., a Los Angeles, California based financial and management consulting company, since July 2002. From September 1997 to July 2002, Mr. Lui was the President of GlobaLink Securities, Inc. a NASD member broker-dealer.

Xin Yan Yuan, age 48, has served as director of American Metal Technology Group since October 2004; serviced as Vice Chairman and director of Beijing Tong Yuan Heng Feng Technology Co., Ltd. from Jan 2002 to present, served as director of American Metal Technology (Lang Fang) Co., Ltd. from August 2004 to present, served as Director and Vice President of Beijing Mai Ke Luo Machinery Co., Ltd., a beverage equipment manufacturer in China from May 1994 to present, and has served as President of Beijing Sande Technology (Holding) Co., Ltd, a beverage equipment and parts maufacturer from Jan 1993 to present.

Monica Ding, age 26, has served as secretary of American Metal Technology Group since February 2004; has served as an executive assistant of Morgan Capital International, Inc., a Los Angeles, California based financial and management consulting company, since July 2002. From January 1999 to July 2002, Ms. Ding was secretary of Wall Street Holding Company, a Delaware corporation in the business of financial and business consulting.

Directors of Beijing Tong Yuan Heng Feng Technology Co., Ltd.
-------------------------------------------------------------

Mr Chen Gao, the president, secretary, and treasurer of AMTG as well as Mr. Xin Yan Yuan, a director of AMTG, both serve as directors of BJTY and AMLF. In addition, Mr. Xia Jie Guo also serves as a director of BJTY.

Xia Jie Guo, age 42, served as director of Beijing Tong Yuan Heng Feng Technology Co., Ltd. from July 14, 2004 to present; served as Manager of Business Department of Beijing Mai Ke Luo Machinery Co., Ltd. from February 1995 to present; Beijing Mai Ke Luo Machinery Co., Ltd. is a beverage equipment manufacturer in China; and has served as Office Manager of Bejing Sande Technology (Holding) Co., Ltd. from January 1993 to January 1995.

Officers of Beijing Tong Yuan Heng Feng Technology Co., Ltd.
------------------------------------------------------------

Zhong Min Li, age 42, served as Chief Financial Officer, and Manager of Finance and Accounting Department of Beijing Tong Yuan Heng Feng Technology Co., Ltd. since January 2002 to present; served as Manager of Finance and Accounting Department of Beijing Mai Ke Luo Machinery Co., Ltd., a beverage equipment manufacturer in China from September 1995 to present; served as accountant in the Beijing Mineral Bureau, government bureau for mineral development from September 1980 to August 1995.

Jun Li, age 41, served as Manager of Sales Department of Beijing Tong Yuan Heng Feng Technology Co., Ltd. since January 2002 to present; served as Manager of Sales Department of Beijing Mai Ke Luo Machinery Co., Ltd., a beverage equipment manufacturer in China from May 1996 to present; Manager of Foreign Relations Department of Beijing Lan Jian Travel Agency, a travel agency for China's domestic travel from November 1995 to April 1996.


Wei Li, age 45, served as Manager of Technical Department of Beijing Tong Yuan Heng Feng Technology Co., Ltd. since January 2002 to present; served as Manger of Technical Department of Beijing Mai Ke Luo Machinery Co., Ltd., a beverage equipment manufacturer in China from March 2000 to present; Serviced as Deputy Chief of Beijing Five Star Beer Plant, a beer brewery in Beijing, China from July 1988 to December 1999.


Han Zhang, age 44, served as Manager of Production Department of Beijing Tong Yuan Heng Feng Technology Co., Ltd. since January 2002 to present; served as Manager of Production Department of Beijing Tong Yuan Heng Feng Technology Co., Ltd. since July 1992 to present; Teacher of Beijiung Hai Dian Zoudu College from August 1988 to June 1992.

Yun Song He, age 36, served as Chief-engineer of Beijing Tong Yuan Heng Feng Technology Co., Ltd. since May 2002 to present; served as Chief-engineer of Beijing Mai Ke Luo Machinery Co. Ltd. , a beverage equipment manufacturer in China from May 2002 to present; teacher at Beijing Shougang Steel Mechanics Institute from September 1994 to April 2002.

Officer and Director of American Metal Technology (Lang Fang) Co., Ltd.
-----------------------------------------------------------------------

Currently, Mr. Chen serves as the chairman and a director of AMLF. Xin Yan Yuan serves as a director.

Committees of the Board of Directors
------------------------------------

As of November 1, 2004, the Board of Directors of the Company had no standing board committees.

Dependence on Key Personnel
---------------------------


Our future success is heavily dependent upon the continued service of our key executives and other key employees. In particular, we rely on the expertise and experience of Mr. Chen Gao and Ms. Xin Yan Yuan, our founder and director, controlling shareholders and executive officers in our business operations. We rely on their personal relationships with our other significant shareholders and employees. We also rely on a number of key engineering and technology officers and staff for the development and operation of our metal fabrication business.

If one or more of our key personnel are unable or unwilling to continue in their present positions, we may not be able to easily replace them and may incur additional expenses to recruit and train new personnel. Our business operations could be severely disrupted, and our financial condition and results of operations could be materially and adversely affected. Furthermore, since our industry is characterized by intense competition for talent, we may need to offer higher compensation and other benefits in order to attract and retain key personnel in the future. We cannot assure you that we will be able to attract or retain the key personnel that we will need to achieve our business objectives. Furthermore, we do not maintain key-man life insurance for any of our key personnel.

                             EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued since inception of AMTG to our officers and directors.


                               Annual Compensation                 Long term compensation
                               -------------------                 ----------------------
                                                                Awards     Awards      Payouts
                                                                ------     ------      -------
Name and                                            Other     Restricted Securities
Principal                                           Annual      Stock     Options   LTIP    All other
Position          Year     Salary($)   Bonus($)  Compensation   Awards     /SARs   payout  compensation
--------          ----     ---------   --------  ------------   ------     -----   ------  ------------
Officers of AMTG
----------------
Chen Gao          2005(est) -5,480-     -1,000-       -0-        -0-         -0-     -0-       -0-
President         2004      -5,480-     -1,000-       -0-        -0-         -0-     -0-       -0-
Director          2003      -5,480-     -1,000-       -0-        -0-         -0-     -0-       -0-
Treasurer         2002      -5,402-     -0-           -0-        -0-         -0-     -0-       -0-
Chairman of BJTY
Chairman of AMLF

Xin Yan Yuan      2005(est) -1,169-     -0-           -0-        -0-         -0-     -0-       -0-
Director          2004      -1,169-     -0-           -0-        -0-         -0-     -0-       -0-
Director of BJTY  2003      -1,169-     -0-           -0-        -0-         -0-     -0-       -0-
Director of AMLF  2002      -974-       -0-           -0-        -0-         -0-     -0-       -0-

Richard Lui       2005(est) -0-         -0-           -0-        -0-         -0-     -0-       -0-
Chairman          2004      -0-         -0-           -0-        -0-         -0-     -0-       -0-
                  2003      -0-         -0-           -0-        -0-         -0-     -0-       -0-
                  2002      -0-         -0-           -0-        -0-         -0-     -0-       -0-

Monica Ding       2005(est) -0-         -0-           -0-        -0-         -0-     -0-       -0-
Secretary         2004      -0-         -0-           -0-        -0-         -0-     -0-       -0-
                  2003      -0-         -0-           -0-        -0-         -0-     -0-       -0-
                  2002      -0-         -0-           -0-        -0-         -0-     -0-       -0-


                                                                              23

Officers of BJTY
----------------
Xiao Jie Guo      2005(est) -0-         -0-           -0-        -0-         -0-     -0-       -0-
Director of BJTY  2004      -0-         -0-           -0-        -0-         -0-     -0-       -0-
                  2003      -0-         -0-           -0-        -0-         -0-     -0-       -0-
                  2002      -0-         -0-           -0-        -0-         -0-     -0-       -0-


Zhong Min Li      2005(est) -731-       -0-           -0-        -0-         -0-     -0-       -0-
CFO, Finance      2004      -731-       -0-           -0-        -0-         -0-     -0-       -0-
Accounting Dept   2003      -731-       -0-           -0-        -0-         -0-     -0-       -0-
Manager           2002      -609-       -0-           -0-        -0-         -0-     -0-       -0-

Jun Li            2005(est) -731-       -0-           -0-        -0-         -0-     -0-       -0-
Sales Dept.       2004      -731-       -0-           -0-        -0-         -0-     -0-       -0-
Manager           2003      -731-       -0-           -0-        -0-         -0-     -0-       -0-
                  2002      -609-       -0-           -0-        -0-         -0-     -0-       -0-

Wei Li            2005(est) -731-       -0-           -0-        -0-         -0-     -0-       -0-
Technical Dept    2004      -731-       -0-           -0-        -0-         -0-     -0-       -0-
Manager           2003      -731-       -0-           -0-        -0-         -0-     -0-       -0-
                  2002      -609-       -0-           -0-        -0-         -0-     -0-       -0-

Han Zhang         2005(est) -731-       -0-           -0-        -0-         -0-     -0-       -0-
Production Dept   2004      -731-       -0-           -0-        -0-         -0-     -0-       -0-
Manager           2003      -731-       -0-           -0-        -0-         -0-     -0-       -0-
                  2002      -609-       -0-           -0-        -0-         -0-     -0-       -0-

Yun Song He       2005(est) -658-       -0-           -0-        -0-         -0-     -0-       -0-
Chief Engineer    2004      -658-       -0-           -0-        -0-         -0-     -0-       -0-
                  2003      -658-       -0-           -0-        -0-         -0-     -0-       -0-
                  2002      -548-       -0-           -0-        -0-         -0-     -0-       -0-

All salaries are paid for through BJTY. No salaries have been paid out, but are currently accruing. Accrued salaries bear no interest and are due on demand. The Board of AMTG will meet and decide on payment based on the Company's operation results. Specific factors in determining payment schedules include net income derived from operations, current and foreseeable expenses, and past demands made by executives for payment.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about beneficial ownership of our common stock, upon distribution pursuant to this prospectus, to each officer and director, by any person or group who is known by us to own more than 5% of our common stock, and by the officers and directors as a group.

Title of Class    Name and Address          Amount and Nature        Percent of
                  Of Beneficial Owner       of Beneficial Owner      Class
--------------    -------------------       -------------------      ----------
Common            Chen Gao(2)               2,036,075 (1)             20.36%

Common            Xin Yan Yuan(3)           1,540,813 (1)             15.41%

Common            Richard Lui(4)            50,000                    0.05%

Common            Monica Ding(5)            -0-                       -0-

Common            Xiao Jie Guo(6)           528,279 (1)               5.28%

Common            Zhong Min Li(7)           55,029  (1)               0.55%

Common            Jun Li(8)                 16,509   (1)              0.16%

Common            Wei Li   (9)              55,029   (1)              0.55%

Common            Han Zhang(10)             11,006   (1)              0.11%

Common            Yun Song He(11)           -0-                       -0-

Common            Zhen Bang Song            550,290 (1)               5.5%

Common            Officers/Directors/
                    Management as a Group   4,292,740                 42.93%

(1)  Number of shares to be owned following the dividend distribution.
(2) President, Director, Treasurer of AMTG. Chairman and Director of BJTY and AMLF.
(3)  Director of AMTG. Vice Chairman and Director of BJTY.
(4)  Director/Chairman of AMTG.
(5)  Secretary of AMTG.
(6)  Director of BJTY
(7)  CFO of BJTY, Manager of Finance and Accounting Department of BJTY
(8)  Manager of Sales Department of BJTY
(9)  Manager of Technical Department of BJTY
(10) Manager of Production Department of BJTY
(11) Chief engineer of BJTY

Currently, there are no employment agreements between any members of management and AMTG or any of its subsidiaries.

                            DESCRIPTION OF SECURITIES

General
-------
We currently have 20,000,000 shares of common stock, $.001 par value per share, authorized. Currently, we have 10,000,000 shares of common stock issued. There are no preferred shares authorized.

Each holder of common stock has one vote per share on all matters voted upon by the shareholders. Holders of preferred stock do not have voting rights until shares of preferred stock are converted into shares of our common stock. Under our Articles of Incorporation, voting rights are non-cumulative so that shareholders holding more than 50% of the outstanding shares of common stock are able to elect all members of the Board of Directors.

Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the Company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation after all creditors and holders, if any, of stock with a liquidation preference have been paid in full. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.

Dividends
---------
To date, we have not declared or paid any dividends on our common stock. The payment by us of dividends, if any, is within the discretion of the Board of Directors and will depend on our earnings, if any, our capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in our business operations.

Nevada Anti-Takeover Law Provisions
-----------------------------------

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the Articles of Incorporation or Bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Transfer Agent
--------------

We have retained First American Stock Transfer, Inc. to serve as our transfer agent. The telephone number of First American Stock Transfer is (602)-485-1346 and their facsimile number is (602)-788-0423. The website for First American Stock Transfer is: http://www.firstamericanstock.com. Their mailing address is as follows:

First American Stock Transfer, Inc.
706 East Bell Road
Suite # 202
Phoenix, Az. 85022

DESCRIPTION OF OUR BUSINESS


History and Development (Organization within Last 5 Years)

American Metal Technology Group ("AMTG", "We", "Us", "Our" or the "Company") was incorporated on January 13, 2004 under the laws of the state of Nevada. On June 1, 2004, the Company acquired 80% ownership of Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY"), a manufacturer of precision investment casting products in the People's Republic of China ("China"). (See Exhibit 10.1) On August 2, 2004, the Company incorporated a wholly owned subsidiary, American Metal Technology (Lang Fang) Co., Ltd., ("AMLF") in Lang Fang, Hebei, China for the purpose of expanding its production capacity. On August 8, 2004, the Company via its wholly owned subsidiary AMLF acquired the remaining 20% ownership of BJTY. (See Exhibit 10.2) On November 12, 2004, the Company increased its authorized common shares from 10,000 shares to 20,000,000 shares and effected a forward split of all the outstanding shares of common stock on a 1,000 for 1 basis.


BJTY was incorporated on December 11, 2001 as a joint venture limited company by Beijing Sande Technology (Holding) Co., Ltd. ("BST"), 80% and Beijing Sande Shang Mao Co., Ltd. ("BSS"), 20%. BST is a beverage equipment maker in China and has long term business relationships with several mid to large size companies in Europe. Both BST and BSS produce complementary products, which enabled the Company's growth and expansion.


Our principal executive office is located at 600 Wilshire Blvd., Suite 1253, Los Angeles, CA 90017. We currently maintain a web site at http://www.amtg-usa.com. Any information displayed on our website is not part of this prospectus.


Organization Chart


                                 American Metal
                                Technology Group
                              A Nevada Corporation
                                    :
                :-- 100% ----------------------- 80%---:
                v                                      v
American Metal Technology                       Beijing Tong Yuan Heng
(Lang Fang) Co., Ltd.     --------- 20% ------> Feng Technology Co., Ltd.
A Chinese Foreign Direct                        A Chinese Limited Company
Investment Company

Our Business
------------

American Metal Technology Group, a Nevada corporation, through our wholly owned subsidiaries, Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY") and American Metal Technology (Lang Fang) Co., Ltd., ("AMLF"), is in the business of manufacturing and sales of precision investment casting and metal fabrication products in the People's Republic of China ("China"). Our production facilities allow us to manufacture investment casting and machined products, including valves, pipe fittings, regulators, dispensers and other equipment parts based upon blueprints supplied to us by our customers. We uses a wide range of ferrous and non-ferrous materials such as stainless steel, carbon steel, monel alloy, hastelloy alloy, and other various types of alloys. We manufacture our products through a process called "Investment Casting Process", also called the "lost wax process" and through a process called "CNC Machining Process".

The Manufacturing Process
-------------------------


Our manufacturing cycle begins with the acceptance of blue-prints with detail technical drawings, specification of materials, and precision levels of the parts to be produced from the customer (existing or new). For any new customer, we would first estimate a price based on the blueprint, the order quantity, and the cost of raw materials. If the new customer accepts our quotation, we will produce samples of the parts for customer inspection. Upon customer satisfaction, we begin the actual production of the parts ordered. Our production cycle mainly consisted of two processes, the investment casting process, also called the "lost wax process" and the CNC machining process. At the end of each process, we will conduct qualification inspection and deliver the final products directly to the customers.

Overview of our Investment Casting Process

Investment casting, often called lost wax casting, is regarded as a precision casting process to fabricate near-net-shaped metal parts that could readily be put into their final form. The investment process can be performed from a variety of metal alloy such as stainless steels, carbon alloy steels, tool alloys, monel alloys, hastelly c alloys, nickel base alloys, cobalt base alloys, aluminum alloys and brass alloys. Although its history lies to a great extent in the production of art items such as statues, jewelry and etc., the most common use of investment casting in more recent history has been the production of components requiring complex, often thin-wall castings.

Our investment casting process begins with the injection of high temperature melted wax into a ceramic shell mold to form a pattern. The formed pattern is based on customer's technical drawing and is within the same basic geometrical shape and dimension as the finished metal cast part. Because the pattern is made of wax, it can be melted away very easily. Once a wax pattern is produced, we then dip the pattern in a mixture of ceramic slurry. This would result in the pattern covered with a sand stucco. We then allow it to dry. The dipping and stuccoing process is repeated until a shell of 6 to 8 mm (1/4 to 3/8 in) is formed.

Once the ceramic has dried, we would place the entire assembly in a steam autoclave to remove most of the wax. A steam autoclave is a piece of equipment that can produce pressurized high temperature steam in a closed chamber for melting wax. After autoclaving, the remaining amount of wax that soaked into the ceramic shell is burned out in a furnace. At this point, all of the residual wax pattern and material is removed, and the ceramic mold remains. Next, we would preheat the mold to a specific temperature and fill it with molten metal, creating the metal casting. Then, we will allow the metal casting to cool down. Once the metal casting has cooled and set, we'll remove the mold shell from the casting. At this point, the investment metal casting process is completed. The last step is to conduct qualification check and other tests, such as leakage inspections according to customer specification. Depending on the specific design requirements, we may need to perform CNC machining to bring the castings to their precise final form.

Overview of our CNC Machining Process

CNC stands for computer numerical control. CNC Machining is the process by which material is removed from a work-piece with Computer Numerical Control ("CNC") equipment that cuts away unwanted material. The CNC machining process is a versatile system that allows us to control the motion of tools and parts through computer programs that use numeric data. Machining is possible on virtually any material. Parts are machined directly from your 3D CAD models. 3D CAD (computer-aided design) refers to the use of computer systems to design detailed three-dimensional models of physical objects, such as mechanical parts, buildings, and molecules.

The CNC machines in our facilities include machining centers (mills) and turning centers (lathes). CNC machining center is a numerically controlled computer mill that cuts metal with a multiple-tooth cutting tool called a milling cutter. The work-piece is fastened to the milling machine table and is fed against the revolving milling cutter. The work-piece can be fed to the milling cutter either horizontally or vertically. The milling cutters can have cutting teeth on the edge or sides or both. The cutting teeth can be straight or spiral. CNC turning center is a computer numerically controlled lathe with the capability to hold a number of cutting tools. The CNC turning center is designed to remove metal by moving cutting tools against a rotating work-piece. The work-piece is rotated around its axis and a cutting tool is fed parallel to the axis to create a cylinder or at right angles to the axis to create a face. The rotating work-piece can be either parallel or vertical to the floor.


Industry
--------

Everyday tasks such as dialing on the telephone, turning on a light, starting an automobile, or using a computer would not be possible without metal casting components. Telephone equipment parts, the steel plate in light switches, automobile starters and many other automobile parts, metal hinges on desktop computers, or door handles, knots and taps, dispensers and regulators etc., are all made by using the investment casting process. The metal casting industry has been integral to the U.S. economic growth and has helped the U.S. to become the world benchmark in fields such as manufacturing, science, medicine, and aerospace. Nearly all manufactured goods and capital equipments contain one or more of the cast components or rely on casting components for their manufacture. The metal casting industry produces both simple and complex components of unlimited variety, whether they are produced once as a prototype or thousands of times for use in a manufactured product. In addition to producing components of larger products, foundries may also do machining, assembling, and coating of the castings. Major end-use applications for castings include automobiles and trucks, farm and construction equipment, railroads, pipes and fittings, valves, and engines.


The basic metals casting process consists of pouring or injecting molten metal into a mold or a die containing a cavity of the desired shape. The most commonly used method for small and medium-sized castings is green sand molding, accounting for approximately 60 percent of castings produced. www.oit.doe.gov/pdfs/annual03_metal.pdf, Page 7. Other methods, accounting for approximately 40 percent, include die casting, shell molding, permanent molding, investment casting, lost foam casting, and squeeze casting. Markets for metal castings are increasingly competitive and casting customers are placing greater emphasis on high-quality, competitively priced castings. Casting process must continually evolve and improve to remain completive in today's market place.
Source: Metal Casting Annual Report, Fiscal Year 2003 by U.S. Department of Energy. www.oit.doe.gov/pdfs/annual03_metal.pdf Pages 7,


Markets for metal castings are increasingly competitive and casting customers are placing greater emphasis on high-quality, competitively priced castings. There is increasing demand for lighter-weight, high-strength ferrous and nonferrous cast metal components and castings that meet demanding design specifications. Casting processes must continually evolve and improve to remain competitive in today's marketplace.


Management believes there is significant room for expansion for AMTG and our subsidiaries in the metal casting and metal fabrication industry worldwide. We are in a multi-billion dollar metal casting industry. At least ninety percent of all manufactured goods contain one or more cast metal components. Metal castings components are integral in the U.S. transportation, energy, aerospace, manufacturing, and national defense. Source: MetalCasting - Industry of the Future 2002 Annual Report by U.S. Department of Energy, Energy Efficiency and Renewable Energy.
http://www.eere.energy.gov/industry/metalcasting/pdfs/annual2002.pdf Page 18

China's rapid emergence as a dominant economic superpower has radically changed the competitive balance and cost structure across all manufacturing industries, including the precision machined parts manufacturing. In 2001, the U.S. dropped to second in world in ferrous casting production (Share of Tonnage Produced) with 16% of the world market while China leads the world in ferrous casting production with 24% of the world market. In 2000 and 2001, China experienced a 10% and 7% growth in ferrous casting shipments respectively while the U.S. experienced nearly a 10% decline in casting shipments in 2001. Other major producers of ferrous castings are Russia, Germany, Japan, and India. Source:
MetalCasting - Industry of the Future 2002 Annual Report by U.S. Department of Energy, Energy Efficiency and Renewable Energy. www.eere.energy.gov/industry/about/pdfs/metalcasting_fy2004.pdf Page 8

Beijing Tong Yuan Heng Feng Technology Co., Ltd.
------------------------------------------------

Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY") was incorporated on December 11, 2001 with its principal place of business in Beijing, China. Since its organization, BJTY has been a manufacturer of precision metal parts for original equipment manufacturers ("OEMs"). BJTY is a manufacturer of precision metal parts in China with a current focus on components for food and beverage equipments. BJTY is headquartered at No. 15 Shixing Street, Shijingshan Badachu Hi-Tech Park, Beijing, China and leases this 14,004 square feet manufacturing complex from Beijing Sande Technology (Holding) Co., Ltd., a related corporation. See Certain Relationships and Related Transaction section for more information.


BJTY owns and operates precision equipments with a monthly production capacity of seventy-one (71) tons and an annual output of eight hundred and fifty (850) tons. For the last three fiscal years, we increased our production capacity from an annual capacity of 256 tons in 2002 to 850 tons as of the date of this report by continuous purchase of CNC Lathes from the Yamazaki Mazak Corporation. In each of last three fiscal years, we have produced and sold 348 tons for fiscal 2002 (29 tons per month), 360 tons for fiscal 2003 (30 tons per month), and 636 tons for fiscal 2004 (53 tons per month). BJTY owns and operates 26 units of Quick Turn 200C Mazak CNC Turning Centers ("Quick Turn 200C Lathes"), of which 4 units were purchases in January 2005. The Quick Turn 200C Lathes are manufactured by Yamazaki Mazak Corporation (Japan), a machine tool maker in Japan, which is a global manufacturer of CNC machine tools with operations in Japan, the US, England, and Singapore. According to Mazak, the Quick Turn 200C lathes are flat-bed two axis lathes, designed for ease of operation. They use the popular controller for faster programming and increased operating efficiency. Standard features include the automatic tool measuring and the fully programmable tailstock. The maximum machining diameter of the work-piece is 340mm. The spindle speed can be adjusted from 40 to 4000 rpm. This machine produces precision up to 0.01mm(0.0003937 inch). Typically, a linear tolerance of 0.005 inch per inch is standard for investment casting.


As well as the state of the art facility, BJTY also possesses a dedicated management team with fifty years of combined experience in the casting and metal fabrication industries. There are thirty-seven (37) well trained professionals and skilled technicians among our eighty (80) total employees. Twenty six (26) employees are college graduates or have received other higher education. Furthermore, thirty seven (37) of our employees have multiple years experience in the investment casting industry. According to the audited financial statements for the fiscal year ended on December 31, 2003, BJTY had an audited total revenue of $2,483,006 with a net profit of $475,407. This is a 22 % increase in revenue and a 27 % increase in net income as compared with fiscal year 2002.

Organization Chart

                                      President

Administration  Human Resource  Finance and  Technical   Sales       Production
Department      Department      Accounting   Department  Department  Department
                                Department


American Metal Technology (Lang Fang) Co., Ltd.
-----------------------------------------------


American Metal Technology (Lang Fang) Co., Ltd., ("AMLF") was incorporated as a wholly owned subsidiary by AMTG on August 2, 2004 in Lang Fang city, Heibei, China. AMLF was formed to expand the production and operation of BJTY. Following the incorporation, AMLF had purchased the rights to use a total area of 30,291.3 square meters (approximately 326,053 square feet) of land from the Chinese government. The land is located at east side of Meison street and north of Lang Fang development zone garden in Lang Fang, Heibei, China. The term of the land-use-rights is fifty (50) years from September 1, 2004 to September 1, 2054. The land is semi-developed in terms of readied access to supplies of water, electricity, heat, natural gas and internet connections. This land-use-right was purchased for RMB 4,543,700 (approximately $548,756). (See Exhibit 10.3 and Balance Sheets as of March 31, 2005)

We plan to build a new metal casting and metal fabrication facility in two construction phases. According to our plan, the new facility will have a monthly production capacity of one hundred (100) tons and an annual output of twelve hundred (1,200) tons upon completion of both construction phases. To achieve this capacity, we plan to equip this facility primarily with Quick Turn 200C Mazak CNC Turning Centers. We have begun the initial construction phase by engaging Lang Fang City Zhong Tai Construction and Installation Group Ltd. Co. on February 4, 2005. The Construction was started on February 9 and expected to be completed by June 8, 2005. (See Exhibit 10.8) The new facility is designed to be two stories occupying 4,950 square meters.


Our Products
------------


We are capable of manufacturing equipment parts and components up to 35kg and 300mm in diameter or length with our existing equipments. Our products are custom-made to each customer's specification. Currently, we have only accepted job orders from two main customers, Beijing Sande Shang Mao Co., Ltd. ("BSS") and Beijing Mai Ke Luo Machinery Co., Ltd. ("BMKL"). Both of these companies are in the business of manufacturer and sales of food and beverage equipments.

The customer orders we receive are mainly for parts and components for CO2 regulators and dispensers for food and beverage equipments which is estimated to constitute 80% of our gross revenue; CO2 regulators generate approximately 50% our revenues and dispensers approximately 30%. The remaining 20% of revenues come from various other beverage equipment parts we are asked to produce from time to time. A dispenser releases liquids from a container in a controlled manner.(i.e. from beer or soda kegs) We produce three types of dispensers, Wall type, Flat type and Party-use, Wall Type Dispensers are used in conjunction with a walk-in cooler system, which stores tubes connected with liquid containers mounted directly through a wall. The beverages are dispensed at the same temperature as it is stored in the walk-in. These dispensers are available with a tin/nickel plated brass body or stainless steel body. . Flat Type Dispensers are the standard form of dispensers for general purpose with slide-on engagement and safe attach-on options for regular liquid containers. These dispensers are manufactured in stainless steel. Party Type Dispensers include dispenser heads, fonts and taps and can be used with or without a CO2 regulator. These types of dispensers can be attached directly to a small beverage container (kegs) that are generally used at special functions, parties, and at home. All of our dispensers are equipped with automatic shut-off function for maximum user safety. The CO2 regulator controls dispensing pressure, which enables user to draw liquids from a container while carbonating the liquid instantly. A relief valve is built into the regulator body for safety. The gas outlet contains a shutoff valve, which allows the user to instantly turn off the pressure to the liquid container, and a check valve, which prevents liquid from entering the gas lines. Our dispensers are generally sold and marketed to bars and restaurants by our customers.

As of the date of this report, relatively all of our sales revenues are from two related customers, whom are also related parties. This dependence on a limited amount of customers places us a financial risk. Should we loose one or both of these customers without finding a new customer base, we may not have sufficient revenues to continue operations. We hope to seek out a new customer base to lessen the dependence on such a small amount of customers.

Although our manufacturing activities have been limited to the production of regulators and dispensers thus far, we are capable of producing other metal parts, such as valves, pipe fittings, and other equipment parts with existing equipment and without additional effort or expense. At this time, it is our plan to seek out additional customers and market our services to other industries. In the next 12 months, we plan to market our products and services to potential customers both in China and in the United States. We hope to seek potential customer companies that require metal parts created using the investment casting and machined process by utilizing Internet and facsimile marketing. Upon the completion of the new AMLF factory, we will have increased production capacity in order to meet the possible demands from future customers.


Raw Materials and Suppliers
---------------------------

The raw materials used in our current productions are stainless steel, carbon steel, copper, aluminum and other types of alloys. We have established long-term relationships with our key suppliers, which have resulted in timely delivery.

Yet, there are numerous alternative supply sources in case any of the current preferred suppliers were to go out of business or change their pricing structure.

Our major suppliers are listed in the following table:


Name of Supplier                                Location                         Type of Raw Material
Qing Huang Dao AnYan Metal Parts Producer       Qing Huang Dao City, Heibei,     Stainless Steels
Co., Ltd.                                       China
Zhejiang Yong Shang Stainless Steel Co., Ltd.   Wenzhou city, Zhejiang, China    Stainless Steel Tubs
Shanghai Baihe HuaXinli Special Steel           Shanghai, China                  Stainless Steel Sticks
Manufacturer Co., Ltd.
Beijing Shun Long Guang Da Stainless Steel      Beijing, China                   Stainless Steel Sticks
Products Co., Ltd.
Luoyang Copper Processing Group Co., Ltd.       Henan, China                     Cooper Sticks
Xinan Aluminum (Group) Co., Ltd.                Chongqing, China                 Aluminum

Currently, we have relied on Yamazaki Mazak Corporation for the purchase of all of our equipment. However, there are a number of other manufactures that produce the machines we require, including Fadal Machining Centers, LLC, a Company of ThyssenDrupp MetalCutting, a California company; and Okuma Corporation, a Japanese company.

For three months ended March 31, 2005 and for the fiscal year ended December 31, 2004, we have purchased 89% and 74% of our raw materials respectively, from Qing Huang Dao AnYan Metal Parts Producer Co., Ltd.


Our Strategies
--------------

Our goal is to become a premier supplier of precision metal products in China. We are committed to the development of new manufacturing techniques, and to bring new and technological advanced metal fabricated products to the global market. Management believes that our future growth and profitability depend on our ability to maintain product quality, control production costs, increase production capacity, improve our marketing and distribution channels, increase product offerings, and to effectively react to market changes.

Capitalize on our cost structure and logistical advantages:

Our business objectives are to maintain current growth rate while expanding customer base both domestically and to the international market. When introducing our products and services to the international market, we hope to take advantage of the low overhead costs and inexpensive labor available in China based upon the location of our principal manufacturing facility in Beijing, and our future facilities in Hebei, China. In the event we are successful in attracting foreign customers, the close proximity of the factory complex to the Tianjin sea port, one of the main seaports in China, should provide us convenient transportation of our products to those foreign customers.

There are, however, limitations in having all our manufacturing facility in China. There would be additional shipping, handling, and possible tariff costs associate with potential overseas customers. This may make finding international clients difficult as it would increase their overall costs.

Capitalize on, and leverage our manufacturing strength:

Our goal is to focus on manufacturing value-added products for larger customers in China as well as overseas. In addition, as U.S. and European companies establish their manufacturing facilities in China, we will seek to provide precision metal component to these new companies. According to the CRS Issue of Brief for Congress on China's Economic Conditions updated May 21, 2003, China's trade and investment reforms and incentives led to a surge in foreign direct investment (FDI), which has been a major source of China's capital growth. Annual utilized FDI in China grew from $636 million in 1983 to nearly $53 billion in 2002. It is estimated that there are over 420,000 foreign-funded enterprises in China, with a cumulative level of FDI of $448 billion. FDI in China in 2002 grew by nearly 13%, an impressive figure considering that worldwide FDI in developing countries fell by over 25%, according to the United Nations Conference on Trade and Development. Analysts predict that FDI will continue to pour into China as investment barriers are reduced under China's WTO commitments and Chinese demand for imports continue to increase. The United Nations estimates that in 2002, China replaced the United States as the world's largest recipient of FDI. The Chinese government predicts that FDI will reach over $100 billion by 2006. See "CRS Issue Brief for Congress - China's Economic Conditions" Updated May 21, 2003 in regards to increase of U.S and European Companies in China.

Change our product line in response to market demand:

Our strategy is to respond to changes in market conditions by changing product lines respectively. Management believes the demand market is changing rapidly. In order for us to capture the most profitable products in the future, we plan to setup a professional market intelligence team to monitor and respond to market changes and reported to the management on a timely basis.

Maintain high product quality:

Management believes that identifying each customer's needs and efficiently addressing its needs are vital to maintaining a competitive advantage to the success of the business. Management believes that our commitment to services levels and attention to detail and quality has the effect of providing customers with a sense of confidence and security that their product requirements will be met and their products will be delivered on time.

The factory complex in Beijing, China, at which we conducted all of our manufacturing operations, was designed paying particular attention to factory layout, cleanliness, incoming material control, in-process quality control, finished goods quality control and final quality examination.

Expansion by strategic merger and acquisition:


We believe that we have an opportunity to enhance our business development by acquiring other businesses that can complement our current business or that we believe may benefit us in terms of additional product lines or advanced technology, and by entering into strategic joint ventures with selected industry players. We will be looking for similar casting companies that either manufacturers larger parts in comparison to our existing ability, such as larger automobile parts, or companies that would increase our production capacity or expand our customer base. We will also consider companies that are up-stream from us, such as stainless steel aluminum processing companies, or companies down-stream from us, such as food and beverage equipment manufacturers or other equipment manufacturers. . However, we do not consider strategic merger or acquisition a necessary component of our growth strategy.


At this time, we plan on using cash (assuming either our future working capital allows or we are able to obtain capital from debt or equity financing either in the US or in China), or through the issuance of equity to make these acquisitions. At this time, have not done any research on the possibility of obtaining additional capital, and we don't have any existing viable source of cash to make these acquisitions.


Should we be successful in making acquisitions, we may establish additional sales and marketing, research and development, and manufacturing facilities. According to the 38th Census of World Casting Production - 2003, the Chinese metal fabrication industry is in a growth in tons of output while the number of foundries have consolidated from 24,000 foundries in 1998 to 12,000 in 2003.
SOURCE: 38th Census of World Casting Production 2003, Chart: Casting Tonnage Trends for each of the "Top 10" Casting-producing nations over the last six years. (http://www.moderncasting.com/pdfs/census1204.pdf Page 26) Our strategy is driven in part by this trend of continued growth and consolidation of the metal fabrication industry in China. We will seek businesses that are strategically positioned to diversify or enhance our customer base, product breadth and geographic coverage.


Potential Acquisitions
----------------------


We intend to evaluate various potential acquisitions of companies and facilities in order to expand the scope of our operations and accelerate our growth. Specifically, we intend to evaluate the acquisition of companies or facilities that are either up-stream, such as stainless steel, aluminum processing companies, or down-stream from us, such as food and beverage equipment manufacturer or other equipment manufacturers. We have no definitive agreements with respect to potential acquisitions and there is no assurance that we will be successful in our efforts to make any such acquisitions. The management does not consider the potential acquisition to be a necessary component of our growth strategy.


Competition
-----------


The metal casting industry is highly competitive in China. According to the Perspective of China's Foundry Industry report of 1998, there were approximately 24,000 metal foundries and metal casting manufacturers in China, differing widely either in technology level or in production scale. Source: Perspective of China's Foundry Industry in Next Decade. http://www.foundry-china.com/report/f-report02b.html In 2003, there were approximately 12,000 metal foundries and metal casting manufacturers in China.
Source: 2004 Casting Census, by the World Foundrymen Organization. (http://www.moderncasting.com/pdfs/census1204.pdf Page 1). We also compete with many international companies. There are an estimated 2,950 metal casting companies in the United States as of year 2002. Source: MetalCasting - Industry of the Future 2002 Annual Report by U.S. Department of Energy, Energy Efficiency and Renewable Energy. ( Page 10)


An example of one of our Chinese competitors is Beijing Hithertop Precision Casting Co., Ltd. ("Hithertop"), with $14.5 million in sales,. Hithertop is a privately owned high-tech export-oriented metal casting manufacturer. It occupies a total plant area of 53,000m2. Hithertop is located in South-east suburb of Beijing, 35km southeast off the Beijing International Airport and 75km northwest of Tianjin International Seaport. Other than competing on the same geographical area in the city of Beijing, Hitherop is competing with our metal casting parts in the Food and Beverage industry as well as metal casting components in other industries. .

An example of one of our foreign competitors is Timken Company ("Timken") a U.S based Corporation, which is a leading global manufacturer of engineered metal parts and a provider of related products and services with operations in 27 countries. The company reported record sales of $4.5 billion in 2004 and employed approximately 26,000 at year-end. Timken has been competing with us in China through its subsidiaries in Yantai and Wuxi, China. According to Timken's 2003 annual report, it is building up another plant in Suzhou, China. As a result, our competitive advantage on low labor cost structure in China over foreign competitors may be significantly diminished by Timken's presence in Yantai, Wuxi and Suzhou. Timken also have far greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities far greater than those we possess.


A majority of the customer orders we receive so far are for dispenser, regulators and similar food and beverage equipment parts. We also compete with other beverage equipment dispensing companies around the Globe.

An example of one of our foreign competitors is Lancer Corporation, which designs, engineers, manufactures and markets fountain soft drink, beer and citrus beverage dispensing systems, and other equipment for use in the foodservice and beverage industry. Lancer is a vertically integrated manufacturer, employing approximately 1,500 associates in the United States, Mexico, Australia, New Zealand, and Far East, Western Europe and Russia. Lancer competes its products in China via Lancer Hong Kong, and its authorized distributors in Shanghai, China. The Company reported a sales of $124.2 million in fiscal year 2004 and a net income of $10.1 million. Some of Lancer's production lines are similar to products we have been manufacturing for our customers. Lancer offer more variety in its production line and have far greater financial and other resource, such as marketing and distribution, available to them.

An example of one of our local competitor is Rising Instrument Co., Ltd, which specializes in designing, researching, processing, manufacturing and selling all kinds of pressure gauge, thermometer etc. Rising Instrument is located in Ningbo, China. Their products include gas regulators and other equipment parts that are used to control liquid pressure in dispensing systems. Rising is in the same geographically and economic environment as we do and also enjoys the same low labor cost. Rising competes with us in terms of gas regulators and offers more variety than we do.



Risks Associated With Doing Business in the Peoples Republic of China
---------------------------------------------------------------------

During the past few years, relations between the U.S. and China have been tense as a result of numerous events, including China's opposition to the U.S. war in Iraq in 2003, the strained relations between the U.S. and North Korea, the bombing by NATO forces of the Chinese embassy in Belgrade, the U.S. Navy patrol aircraft that was forced to make an emergency landing on Hainan Island in China in April 2001, allegations by the U.S. that certain thermonuclear military technology of the U.S. has been stolen by Chinese spies, the continuous support of Taiwan arm sales by the U.S., and the continuous allegations by the U.S. of human rights abuses in China. In addition, the U.S. and China have recently been involved in controversies over the protection in China of intellectual property rights that threatened a trade war between the countries. These strains on U.S./China relations could affect the ability of companies operating in China, such as us, from engaging in business with, or selling to the U.S. companies. Any disruption of the current trade relations with the U.S. could have a material adverse effect on our business. No assurance can be given that these and any other future controversies will not change the status quo involving peaceful trade relations between the U.S. and China, or that our business and operations in China will not be materially and adversely affected. Even if trade relations between the U.S. and China are not affected by political difficulties between the two countries, such political friction could adversely affect the prevailing market price for our common shares.

We may also be affected by cyclical trends and other shortages in labor supply in China. For approximately two months each year, there are labor shortages in China as a result of the Chinese New Year. There is also a large turnover of employees in China each year, particularly following the Chinese New Year holiday. We have not experienced a labor shortage in the past as a result of road and weather conditions and natural disasters. However, we cannot guarantee that any future changes in road and weather conditions or natural disasters will not have material adverse effect on our business operations, financial condition and results of operations.

Furthermore, the Asian financial markets have experienced significant turmoil over the past few years with significant currency fluctuations, stock market volatility and instability at banking and financial institutions, major corporations and foreign governments. These factors could result in changes in the relative value of the currencies of Asian countries, which could affect the Company's financial condition and competitiveness. The depreciation of the currencies of other South East Asian countries has made these markets more competitive to China for manufacturing. We believe these countries will continue to compete strongly with China for manufacturing business in the future. The consequences of any of these factors may restrict our ability to operate in China and decrease the profitability of our operations in the region.


During December 2002 to July 2003, Severe Acute Respiratory Syndrome ("SARS") has become a major worldwide health threat. SARS is believed to have originated in China and, to date, most SARS infections and deaths have occurred in China. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. Since September 2003, however, a number of isolated new cases of SARS have been reported, most recently in Guangdong province of the PRC, in January 2004. Because SARS appears to be a highly contagious disease, a number of countries and health organizations, including the World Health Organization, have strongly advising people to avoid traveling to Hong Kong or mainland China. Our offices and facilities are located in China. In addition to travel bans, some countries and businesses have discussed limiting their contacts, including their business relations, with these areas. To date, we have not had an occurrence of SARS with any of our employees. No assurance can, however, be given that SARS will not affect our workers. Any incident of SARS with any of our employees could severely affect our operations and financial condition. To date, the principal effect of SARS on us has been a reduction of personal contacts with our customers and clients who have deferred visits to our offices and facilities within China. This decrease in customer contact, and a similar decrease in customer attendance at trade and marketing shows, may, however, have a negative effect on future orders for our products and services. We have not, to date, noticed any decrease in orders from our customers and no customer has indicated that they would terminate or reduce its relations with us as a result of the outbreak of SARS. However, since SARS is a relatively recently discovered disease, its effects, contagiousness, and other characteristics are still not fully understood. Any recurrence of the SARS outbreak or a development of a similar health hazard in China may impact our relationship with international customers and may further reduce their business with us by shifting their manufacturing needs to manufacturers located outside of China or by purchasing products manufactured outside of China. Any such future shift of work orders or product purchases from us to companies based in countries that are not so affected by SARS would have a material adverse effect on our operations and financial condition.

The majority of our revenues are denominated in Renminbi, while a portion of our expenditures are denominated in the U.S. dollar. Currently fluctuations in exchange rates, primarily those involving the U.S. dollar only has slight affect on our costs and operating margins. Although we don't consider acquisition and joint venture as an essential component to our growth strategy, should we enter into such merger, acquisition or strategic joint ventures with any company domiciled in the United States, our future revenue will be further affected. Currently, there are very limited currency hedging methods available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any currency hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into U.S. dollars.



Government Regulation and Environmental Matters
-----------------------------------------------

Environmental Matters

China adopted its Environmental Protection Law in 1989, and the State Council and the State Environmental Protection Agency promulgate regulations as required from time to time. The Environmental Protection Law addresses issues relating to environmental quality, waste disposal and emissions, including air, water and noise emissions. Environmental regulations have not had a material impact on our results of operations. Our current production does not produce waste that requires to be delivered to a waste disposal site approved by the local government. We have not incurred any related cost. However, we expect that environmental standards and their enforcement in China will, as in many other countries, become more stringent over time, especially as technical advances make achievement of higher standards more feasible.


We believe we are in compliance of this regulation and are not subject to enforcement of these rules. However, if we are found to be non-compliant, or should the Chinese government impose more stringent rules in terms of environmental protection, or increase enforcement of the environmental regulations, we may require increased expenditures to remain complaint of these rules. The future expenditures could increase our cost of good sold as well as affect our revenues.


PRC's Legal System
------------------


The legal system of PRC is new, unclear and continually evolving, and currently there can be no certainty as to the application of its laws and regulations in particular instances. PRC does not have a comprehensive system of laws, and the existing regional and local laws are often in conflict and subject to inconsistent interpretation, implementation and enforcement. New laws and changes to existing laws occur quickly and sometimes unpredictably. As is the case with all businesses operating in China, we are often required to comply with informal laws and trade practices imposed by local and regional government administrators. Local taxes and other charges are levied depending on the local needs for tax revenues and may not be predictable or evenly applied. These local and regional taxes/charges and governmentally imposed business practices often affect our cost of doing business and require us to constantly modify our business methods to both comply with these local rules and to lessen the financial impact and operational interference of such policies, such as the tax policy we presently are subject to (SEE FACTORS AFFECTING OPERATING RESULTS). In addition, it is often extremely burdensome for businesses to comply with some of the local and regional laws and regulations. As a result, with the knowledge and tacit approval of the local and regional agencies, most businesses fail to fully comply with certain of these more burdensome laws and regulations. No assurance can, however, be given that the local and regional agencies will not suddenly commence enforcing these rules, thereby increasing the burden on us and the other businesses operating in the region.

We have, to date, been able to operate within these changing administratively imposed business practices and have otherwise been able to comply with the informal enforcement rules of the various administrative agencies. Furthermore, we have retained legal counsel in the PRC to assist us in maintaining compliance. There can be no assurance, however, that we will be able to maintain compliance in the future. Should the local or regional governments or administrators impose new practices or levies that we cannot effectively respond to, or should the administrators suddenly commence enforcing those rules that they have not previously enforced, such as the Chinese government's specific policies with respect to foreign investment, economic growth, inflation and the availability of credit, particularly to the extent such current or future conditions and policies affect the casting industries and markets in China, our operations and financial condition could be materially and adversely impacted. Our ability to appeal many of the local and regionally imposed law and regulations is limited, and we may not be able to seek adequate redress for laws that materially damage its business. The Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law do exists in China, it may not be possible to obtain swift and equitable enforcement of that law.


Legal Proceedings
-----------------

There are presently no legal proceedings pending against the Company.

Description of Property
-----------------------

Our executive office is located in Los Angeles, California and consists of approximately 500 square feet, which we lease on a month to month basis.

BJTY currently leases a 14,004 square feet factory facility from a related party. The current lease agreement has a term of one year from July 16, 2004 to July 15, 2005 for a total cost of $51,849, which includes rent of $45,251 per annum ($3770 per month), management fee of $1884 per annum ($157 per month) and heat supply fee of $4,714 for the winter season. The factory is located at No. 15 Shixing Street, Shijingshan Badachu, High-Tech Park, Beijing, China. A copy of the lease is hereby attached as Exhibit 10.4 to this prospectus.


AMLF has land use rights to a total area of 30,291.6 square meters (approximately 326,053 square feet) of land from the Chinese government. The land is located at east side of Meison street and north of Lang Fang development zone garden in Lang Fang, Heibei, China. The term of the land-use-rights is fifty (50) years from October 8, 2004 to October 9, 2054. The land is semi-developed in terms of readied access to supplies of water, electricity, heat, natural gas and internet connections. (See Exhibit 10.3)


On Feb 4, 2005, we engaged Lang Fang City Zhong Tai Construction and Installation Group Co., Ltd. To build a two story building for workshop and office space for our subsidiary, American Metal Technology (Lang Fang) Co., Ltd.. The building will occupy a total of 4,952 square meters (approximately 53,303 square feet). The Construction begun on February 19, 2005 and is scheduled to be complete by June 8, 2005. The total cost of construction is RMB 5,718,356 (approximately USD $691,457), of which, we have paid, RMB 1,500,000 (approximately USD $181,378).
(See Exhibit 10.8 )

Employees
---------


We currently have two part time employees employed directly by AMTG in our Los Angeles office Our wholly owned subsidiary, Beijing Tong Yuan Heng Feng Technology Co., Ltd currently has eighty full time employees.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

--------------------------------------------------------------------------------
This prospectus contains forward-looking statements. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report. With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, the date of introduction or completion of our products, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements.
--------------------------------------------------------------------------------

     The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included in this report.

Business Overview and Plan of Operations
----------------------------------------

American Metal Technology Group, a Nevada corporation, ("AMTG", "We", "Us", "Our" or the "Company") via its subsidiaries, Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY") and American Metal Technology (Lang Fang) Co., Ltd., ("AMLF") is in the business of manufacturing and sales of precision investment casting and metal fabrication products in the People's Republic of China ("China"). Our production involves implementation of investment casting and machined process to produce precision equipment parts and components, including dispenser, regulators, valves, pipe fittings, etc. The Company uses a wide range of ferrous and non-ferrous materials such as stainless steel, carbon steel, monel alloy, hastelloy alloy, and other various types of alloys.

We were incorporated on January 13, 2004 under the laws of the state of Nevada. Our principal executive office is located at 600 Wilshire Boulevard, Suite 1253, Los Angeles, CA 90017. In the next 12 months, we hope to expand and strengthen our operations through a number of proposed plans for our Company and subsidiaries.

Plan of Operations for American Metal Technology Group
------------------------------------------------------


In the next 12 months, we plan to interview and recruit at least one accounting and operation management professional who has experience in overseeing international operations. We plan to negotiate for stock compensation with these professionals. However, if we are unable to recruit these professionals with a stock based compensation, we may need to allocate $40,000 in annual salary for an accounting or operation professional. Upon the completion of first phase construction of AMLF factory in June, we hope to begin developing distribution channels for BJTY products in the United States, by contacting sales representatives for metal casting products, participation in related trade shows, and utilizing facsimile and internet marketing to create exposure of our products and services. We plan to target companies similar to BST and BSS which are in the business of manufacturing and sales of beverage equipment and parts. We also plan to target valuable venture opportunities in metal casting and fabrication industries, such as any opportunities to acquire or create strategic relationships with companies with similar production line in the United States. Furthermore, we plan to conduct equity based capital raising in the United States as well as offshore.

Plan of Operations for Beijing Tong Yuan Heng Feng Technology Co., Ltd.
-----------------------------------------------------------------------

Upon completion of the first phase of the AMLF factory, BJTY plans to move the current operation to the new factory. The initial phase of construction is planned to be completed by June, 2005. The lease agreement for BJTY's current operation facility expires on July 15, 2005. We will evaluate on the feasibility of moving BJTY's operation to the new factory by evaluating the construction progress of AMLF by May 2005. In the event the new factory is not likely to be completed on time, we plan to extend our current lease agreement with BST. Based on the lease agreement, it's likely that we will be able to extend the lease agreement. We believe we will be able to generate the necessary capital to implement this plan from our current cash flow.

Plan of Operations for American Metal Technology (LangFang) Co., Ltd.
---------------------------------------------------------------------


In the next 12 to 24 months, AMLF plans to build a manufacture facility in two phases. The initial phases includes the construction and development of workshop and office space with a total area of 4,950 square meters (53,281 square feet), which we believe will be completed by June 2005. We estimate the capital requirement to complete the initial phase is $900,000. We planned and have begun implementing the first phase of construction in following steps: 1) complete blue-prints which has been accomplished; 2) engaging a construction company by end of February, 2005, 3) began construction by March 2005; 4) complete initial phase by end of June 2005. On February 4, 2005, we engaged a construction company, Lang Fang City Zhong Tai Construction and Installation Group Ltd. Co. to build a two story workshop and office building of 4,950 square meters. Pursuant to the contract, the construction is expected to be completed by June 8, 2005. As of the date of this report, the construction team has already completed with foundation and frame work of the factory building. We expect the construction to be completed by the planned date. The construction contract amount is RMB 5,718,356 (USD $691,457), of which, we have paid RMB 1,500,000 (USD$181,378), with the rest due by _June 2005. (See Exhibit 10.8) We are able to allocate the cost of construction from the long term no interest loan we obtained from BST. This loan shall be sufficient for us to complete the initial construction phase. Should we need additional capital to complete this phase, we plan to obtain additional loans from BST or other local bank or financial agency. Upon completion of the initial construction phase, we plan to install 14 units of Mazak CNC Turning Center, which will cost an estimated $680,000. Upon completion of this installation, we'll have a monthly capacity of 38.5 tons per month from these 14 units. By year end of 2006, we hope to complete phase two of the construction of this new facility. The second phase shall include the construction of a precision casting workshop of 6,000 square meters (64,583 square feet) with an estimated cost of $1 million dollars. Upon the completion of the second construction phase, we hope to install additional specialized equipments at an estimated cost of $600,000. This expansion plan will enable us to increase our production capacity, production volume and better fulfill market demand on our products. At this time, we do not have the capital to complete the proposed expansion. We plan to allocate initial funds from our current cash flow and to obtain additional capital through equity based financing or loans from local banks and financial institutions in China in order to fund the proposed expansion. We do not plan to begin phase two of our expansion until we have secured the funds necessary to fully fund the project.



Results of Operations


Three Months Ended March 31, 2005 Compared to Three Months Ended March 31, 2004.

For the three months ended March 31, 2005, we reported a net income of $256,059 compared to a net income of $177,695 for the three months ended March 31, 2004.

     Revenues. Our recurring revenues are generated principally from sales of regulators and dispensers for food and beverage equipments. Revenues in the three months ended March 31, 2005 were $996,094, an increase of $150,287, or 17.8%, from $845,807 for the three months ended March 31, 2004. The increase was due to an increase in production capacity. All of our revenues come from sales of our manufactured products to two related corporations, Beijing Sande Shang Mao Co., Limited ("BSS") and Beijing Mai Ke Luo Machinery Co., Limited ("BMKL"). See Certain Relationships and Related Transactions section for more information.

     Cost of Sales. For the three months ended March 31, 2005, the cost of sales was $677,598, an increase of $34,979, or 5.44%, from $642,619 for the three months ended March 31, 2004. The increase was due to an overall increase in revenue. However, the cost of sales as a percentage of revenue decreased from 76% for the three months ended March 31, 2004 to 68% for the three months ended March 31, 2005. The decrease in cost of sales as a percentage of revenue was caused by continuous effort of our management to effectively lowering production cost by maximizing usage of raw materials, as raw materials comprised 93% and 92% of cost of sales for the three months ended March 31, 2005 and 2004 respectively. Our management has carefully and continuously inspected each production cycle in the investment casting and machining process. Based on this inspection, we were able to revise the design of wax mold in such a way that less materials was needed for producing the final product while remaining satisfactory to both our clients and our qualification standards. By doing so, we successfully lowered the consumption rate of raw materials.

     Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the three months ended March 31, 2005 was $3,001, an increase of $2,475, or 470%, from $526_for the three months ended March 31, 2004. The increase was due to the additional machinery units purchased since March 31, 2004 and the amortization of land use rights

     General and Administrative Expenses. General and administrative expenses are the cost we incur in administering our normal day-to-day operations. General and administrative expenses for the three months ended March 31, 2005 were $58,354, an increase of $33,239, or 132%, from $25,115 for the three months ended March 31, 2004. The increase was due primarily to salaries paid to additional staff added to administrative functions. General and administrative expenses as a percentage of revenue increased from 3% for the three months ended March 31, 2004 to 5,86% for the three months ended March 31, 2005.

     Gross Profit. Gross profit for the three months ended March 31, 2005 was $318,496, an increase of $115,308, or 56.7%, from $203,188 for the three months ended March 31, 2004. Gross profit expressed as a percentage of revenue increased from 24% for three months ended March 31, 2004 to 32% for three months ended March 31, 2005.

     Other Income Expense. Other income for the three months ended March 31, 2005 was ($1,373), an increase of $1,348, or 5392%, from $25 for the three months ended March 31, 2004. Other income includes Other income & expense includes bank commission charge, exchange gain or loss and purchasing invoice fees. The expenses raised as the number of bank transaction grow in Year 2005. See Certain Relationships and Related Transactions section for more information.

     Net Income. Net income for the nine months ended March 31, 2005 was $256,059, an increase of $78,384, or 44%, from $177,695 for the three months ended March 31, 2004.

Fiscal Year December 31, 2004 Compared to Fiscal Year December 31, 2003.

For the fiscal year ended December 31, 2004, we reported a net income of $863,379 compared to a net income of $475,407 for the year ended December 31, 2003.

     Revenues. Our recurring revenues are generated principally from sales of regulators and dispensers for food and beverage equipments. Revenues in the fiscal year ended December 31, 2004 were $4.08 million, an increase of $1,598,557, or 64.4%, from $2.48 million in the fiscal year ended December 31, 2003. The increase was due primarily to an increase of production capacity in year 2004. In 2003, we have increased our production capacity from 448 tons to 720 tons per annum by purchasing 8 units of CNC Mazak lathes in addition to the 16 units of Mazak lathes in place as of year end 2003. Our revenues come from sales all of our manufactured products to two related corporations, Beijing Sande Shang Mao Co., Limited ("BSS") and Beijing Mai Ke Luo Machinery Co., Limited ("BMKL"). See Certain Relationships and Related Transactions section for more information.

     Cost of Sales. Our primary cost of sales in the fiscal year ended December 31, 2004 were $3.15 million, an increase of $1,222,869 or 63.3%, from $1.93 million in the fiscal year ended December 31, 2003. The increase was due to the overall increase in revenue.

     Depreciation, Depletion and Amortization. Depreciation, depletion and amortization in the fiscal year ended December 31, 2004 was $7,910, an increase of $4,812, or 155%, from $3,098 in the fiscal year ended December 31, 2003. The increase was due to the purchase of 8 additional machine units.

     General and Administrative Expenses. General and administrative expenses in the fiscal year ended December 31, 2004 were $64,213, a decrease of $10,375, or 13.9%, from $74,588 in the fiscal year ended December 31, 2002. General and administrative expenses as a percentage of revenue decreased from 2.99% in fiscal 2003 to 1.57% during fiscal 2004. The decrease was primarily due the employment of two general staffs for similar functions in replacement of two higher-paid executives. We have found booking errors in 2003 which caused general and administrative expenses in 2003 to be undervalued by $9,742 and costs of sale in 2003 to be overvalued by the same amount of $9,742. Such errors have been corrected in the Consolidated Statement of Operations in 2003 for comparison purpose.

     Gross Profit. Gross profit in the fiscal year ended December 31, 2004 was $933,907, an increase of $382,538, or 41%, from $551,369 in the fiscal year ended December 31, 2003. Gross profit expressed as a percentage of revenue increased from 22.2% in fiscal 2002 to 22.8% during fiscal 2004.


Liquidity and Capital Resources.

Liquidity is a measure of an entity's ability to meet potential cash requirements, including planned capital expenditures. We have historically met our capital requirements through cash flows from operations and debt financing with local financial institutions.


Our operating activities provided approximately $256,059 in Net Income for the three months ended March 31, 2005. Cash as of March 31, 2005 approximated $545,791 and working capital was $1,085,502. This compares to working capital of $877,162 and a cash balance of $212,842 at December 31, 2004.

Net cash provided by operating activities totaled $416,239 for the three months ended March 31, 2005, compared to $258,150 during the three months ended March 31, 2004.

The cash flows used in investing activities were $966,762 for the twelve months ended December 31, 2004, compared to $617,792" for the same period in 2003. The increase was mainly from the addition in plant and machinery and the acquisition of a land use right from government for manufacturing purpose.

Cash flows used in investing activities were $390,000 for the three months ended March 31, 2005, compared to none used in investing activities in the three months ended March 31, 2004.

As of March 31, 2005, we had working capital of $1,085,502. We believe that existing cash balances, cash generated by operating activities, and funds available under our cash flow from operation and cash on hand, which includes the two long term loans of $990,000 will be sufficient to finance our present level of operating activities for at least the next 12 months. Since August

2004, we've completed acquisition of BJTY, established subsidiary, AMLF and acquired the land-use-rights to a total area of 30,291.3 square meters (approximately 326,053 square feet) for the purpose of expanding BJTY operating facilities. Followings are our operating plans, cash required for each entity to fully implement the plan, and source of capitals.


We plan to maintain current course of operation of BJTY. Upon completion of the initial construction phase of AMLF factory, we plan to move BJTY operations to this new location in June 2005. We will incur costs in terms of transportation and machinery installation. However, we do not expect such costs would have a material impact on our revenue for the next 12 months. Should there be any delay of the completion of the first phase construction of AMLF factory, we plan to extend the lease of our current factory facility with similar rental amount of $51,849 per annum. Should we also fail to renew this lease, we will require additional capital in leasing and moving to another location. We believe that projected revenues will be sufficient to continue the operations as currently in place as well as implementing our business plan for the next 12 months.


The cash requirements for AMTG are mostly administrative. We expect our cash requirement for the next 12 months to be approximately $235,010.71, which includes $85,010.71 estimated for the cost of this offering. We estimate that we will require $60,000 to cover the legal, accounting, and investor relations costs generally applicable to a publicly traded company. Furthermore, $40,000 will cover general costs associated with our home office such as the office lease, telephone, fax, mailing costs, as well as basic marketing costs to develop sales channel in the United States. $40,000 will cover any potential cost in hiring an accounting or management professional. $10,000 will be allocated to costs associated with maintaining a website, usage of telephone calls, fax and internet. We do not expect significant cash requirement in the areas of advertising and marketing. We believe that projected revenues from our subsidiary, Beijing Tong Yuan Heng Feng Technology Co., Ltd., will be sufficient to fund our operations in the United States.

AMLF will require $900,000 to complete its initial phase of construction. We have obtained two long term no interest loans from a related party company, BST, for a total of $960,000, which includes $600,000 loan in September 2004 and $390,000 loan on March 15, 2005. (See Exhibits 10.5 and 10.7) We plan to allocate these funds in construction of factory and machinery installation at AMLF facility. On Feb 4, 2005, we engaged Lang Fang City Zhong Tai Construction and Installation Group Co., Ltd. To build a two story building for workshop and office space for our subsidiary, American Metal Technology (Lang Fang) Co., Ltd.. The building will occupy a total of 4,952 square meters (approximately 53,303 square feet). The Construction begun on February 19, 2005 and is scheduled to complete by June 8, 2005. The total cost of construction is RMB 5,718,356 (approximately USD $691,457), of which, we have paid, RMB 1,500,000 (approximately USD $181,378)


We rely principally on our subsidiaries for working capital, including the funds necessary to service any debt we may incur, or financing we may need for operations other than through our subsidiaries. The Peoples Republic of China ("PRC") legal restrictions permit payments of dividends by our subsidiaries only out of its net income, if any, determined in accordance with PRC accounting standards and regulations. Under PRC law, our subsidiaries are also required to set aside a portion of its net income each year to fund certain reserve funds. These reserves are not distributable as cash dividends.

In accordance with applicable requirements of the PRC Company Law, we may only distribute dividends after we have made allowances for:

     o    previous years' accumulated losses, if any;
     o allocation to the statutory surplus reserve fund and public welfare fund; and
     o allocation to a discretionary common reserve fund, if approved by our shareholders and after allocation is made to the statutory surplus fund and the statutory public welfare fund.


The minimum aggregate allocation to the statutory surplus reserve fund each year is 10% of our net profit determined in accordance with PRC GAAP. The Company will no longer be required to make allocations to the statutory surplus reserve fund once the aggregate amount of such reserve exceeds 50% of the registered capital of the Company, which was $120,773 as of December 31, 2003. At this time, we have a surplus reserve equal to 35% of our registered capital. Since the appropriated reserve amount in 2003 has already reached the threshold amount, no further reserve is to be appropriate in 2004. The minimum allocation to the statutory public welfare fund each year is 5% of the after tax net income determined in accordance with the PRC GAAP. Under PRC law, our distributable earnings will be equal to our net profit, as determined in accordance with PRC GAAP or US GAAP whichever is lower, less allocations to the statutory and discretionary reserve funds. If we record no net profit for the year, we may not distribute dividends for that year.

In addition, we will endeavor to acquire the desired additional working capital through bank loans or the potential sale of our securities through private offerings. However, we cannot assure you that additional financing will be available on terms favorable to us, or at all.


Capital Expenditures and Commitments
------------------------------------


At September 30, 2004, we had a long term interest free loan of $600,000 due to a related party, which maturation is December 31, 2005 with rights to apply for an extension. May 1, 2005, both AMTG and BST entered into an amendment to the loan agreement of $600,000 dated August 15, 2004 to extend the loan period to December 31, 2006.
(See Exhibit 10.6)

At March 15, 2005, we were able to borrow another long term interest free loan of $390,000 from the same related party, which maturation is January 31, 2006 with rights to apply for an extension. (See Exhibit 10.7)


See Certain Relationships and Related Party Transactions section for more information.

Research and Development
------------------------


Management has not and do not plan to engage into any Research and Development at this stage.

Off-Balance Sheet Arrangements
------------------------------

We had no off-balance sheet arrangements or guarantees of third party obligations at September 30, 2004.

Inflation
---------

We believe that inflation has not had a significant impact on our operations since inception.


CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.


Principles of consolidation - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition - In accordance with Staff Accounting Bulletin No. 104 (SAB
104), the Company recognizes revenue from the sale of metal parts and components at the time of delivery to its primary customers who are also the end users of the products, when title to the products transfers, the customer bears the risk of loss and the price is determinable. The Company records sales net of estimated returns and allowances. In 2004, the Company has no sales return and allowances policies being set up. There are no product warranties for metal parts and components. Sales returns and allowances for defected products are treated as either cost of sales or claims to supplier for reimbursements depending on technical appraisal reports and purchase contracts signed with suppliers. In 2003 and 2004, all defected products were fully reimbursed by suppliers.

Property and equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of 5 and 10 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

Allowance for doubtful accounts - The Company maintains an allowance for its doubtful accounts for estimated losses resulting from the inability of its customers to make the required payments when due. If the financial condition of its customers changed, changes to these allowances may be required, which would impact the Company's future operating results.

Inventories - Inventories, consisting of finished goods, raw materials and work in progress, are stated at the lower of cost or market value with cost determined using the first-in, first-out method. The Company makes certain provision for inventory obsolescence based on the age and market conditions of the inventories. If market conditions or future product enhancements and developments change, the Company may be required to adjust its provision for inventory obsolescence which may have a significant impact on future operating results and financial position.

Impairment of assets - The Company's long-lived assets principally include property, plant and equipment and land use rights. In assessing the impairment of these assets, the Company has made assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or the related assumptions change in the future, the Company may be required to record impairment charges for these assets.

Income taxes - The Company account for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company's wholly owned subsidiary BJTY is incorporated in the PRC. BJTY is registered as a new and high technology enterprise is entitled to full exemption from PRC income tax for the three years beginning from the first year the Company becomes profitable and a 50% income tax reduction for the subsequent three years. No income tax expense has been recorded by BJTY for 2003 and 2002 as the Company was fully exempted under the new and high technology enterprise rules. Should the new and high technology rules applicable to the business of BJTY change in the future, it may have an adverse effect on the tax holiday the Company currently enjoys or expect to enjoy in the foreseeable future under existing rules.

FACTORS AFFECTING OPERATING RESULTS

     Our results of operations and the period-to-period comparability of our financial results are affected by a number of external factors, including changes in the prices of raw materials, casting products, and chemical products and fluctuations in exchange rates and interest rates.

     SARS. In March 2003, several countries, including China, experienced an outbreak of a new and highly contagious form of atypical pneumonia now known as "severe acute respiratory syndrome" or "SARS." The severity of the outbreak in certain municipalities, such as Beijing, and provinces, such as Guangdong Province, has affected general commercial activity. While the long-term impact of the SARS outbreak is unclear at this time, the prolonged existence of SARS could have a negative impact on the PRC economy and, in turn, have a material adverse effect on our results of operations.

     CHINA ECONOMY AND POLITICAL SITUATION. The PRC government underwent substantial reforms after the National People's Congress meeting in March 2003. The PRC government has reiterated its policy of furthering reforms in the socialist market economy. No assurance can be given that these changes will not have an adverse effect on business conditions in China generally or on our business in particular.


     FAVORABLE TAX POLICY MAY CHANGE. Our subsidiaries are enjoying favorable tax policy from the PRC government; therefore, our business activities in China have not been subject to income taxes. There can be no assurances, however, that we will not be subject to such taxes in the future. Currently, our subsidiaries are being registered as a new and high technology enterprise and are entitled to full exemption from income tax for three years beginning from the first year we become profitable, which was 2002. We will also enjoy a 50% income tax reduction for the subsequent three years. If China changes its policy and requires us to submit income tax, the current rate is 33% of Income from Operations before Taxes. In 2004, we had $869,819 for income from Operations before income taxes. If we were to submit income tax, we will need to submit $287,040. In 2004, we had net cash from operations of $192,241. The income tax will affect our cash flow by $74,198. This amount will not affect our normal course of operation. However, it might affect our operation plans, such as purchasing machinery or constructions on our new factory facility.

     CERTAIN GOVERNMENT AND ENVIRONMENTAL REGULATIONS MAY CHANGE. China adopted its Environmental Protection Law in 1989, and the State Council and the State Environmental Protection Agency promulgate regulations as required from time to time. The Environmental Protection Law addresses issues relating to environmental quality, waste disposal and emissions, including air, water and noise emissions. Environmental regulations have not had a material impact on our results of operations. We believe we are in compliance of this regulation and are not subject to enforcement of these rules. However, if we are found to be non-compliant, or should the Chinese government impose more stringent rules in terms of environmental protection, or increase enforcement of environmental regulations, we may require increased expenditures to remain complaint of these rules. The future expenditure could increase our cost of good sold as well as affect our revenues.

     DEPENDENCE ON RELATED CUSTOMERS. Currently we derive relatively all of our revenues from two customers, BST and BKML, which are related parties. SEE CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS). Our success depends heavily on the purchases made by these two customers. Currently, we are the only party supplying these two customers with dispensers and regulators. The success of these two related customers' operations and purchasing ability would affect our future operating results. It is management's opinion that BST and BKML will increase their orders as our production ability expands with the new factory. Upon completion of our new factory, we will seek new customers. However, if there's a decrease on the existing purchasing orders from our current customers, or should we fail to obtain new customers, our operating results may be materially affected.


           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Lack of Prior Public Market and Possible Volatility of Stock Price
------------------------------------------------------------------

Prior to this Offering, there has been no public market for the Common Stock and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the Offering. AMTG will seek a Market Maker to apply to have AMTG's Common Stock included for quotation in the over-the-counter market on the OTC Bulletin Board or quotation. There can be no assurance that the Market Maker's activities will be continued, or that an active trading market for AMTG's Common Stock will be developed or maintained. The future market price of the Common Stock may be highly volatile. There have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning the issuers of the affected securities. Securities of issuers having relatively limited capitalization, limited market makers or securities recently issued in a public offering are particularly susceptible to fluctuations based on short-term trading strategies of certain investors. Although the initial public offering price of the Common Stock reflects AMTG's assessment of current market conditions, there can be no assurance that such price will be maintained following the Offering.

Designated Security/Penny Stock
-------------------------------

Following completion of this Offering, and upon successful listing of the Common Stock on the OTC Bulletin Board, if the bid price for AMTG's Common Stock is below $5.00 per share, AMTG's Common Stock would be subject to special sales practice requirements applicable to "designated securities" and "penny stock." No assurance can be given that the bid price for AMTG's Common Stock will be above $5.00 per share following the Offering. If such $5.00 minimum bid price is not maintained and another exemption is not available, AMTG's Common Stock would be subject to additional sales practice requirements imposed on broker-dealers who sell the Common Stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. These rules may be anticipated to affect the ability of broker-dealers to sell AMTG's Common Stock, which may in turn be anticipated to have an adverse impact on the market price for the Common Stock and the ability of purchasers to sell their shares in the secondary market.

In the likely event that our shares are deemed to be "penny stocks", our shares will be covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder, which impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. Rule 15g-2 declares unlawful any broker-dealer transactions in pennystocks unless the broker-dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer the current quotation prices or similar market information concerning the penny stock in question. Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.


Shares Eligible for Future Sale
-------------------------------

Upon effectiveness of this registration statement and the subsequent distribution to the BSS and BST shareholders, there will be 41 holders of our common stock. 3,328,630 shares of common stock being registered for resale in this offering will be freely tradable without restrictions under the Securities Act of 1933.

AMTG has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts after one year after their acquisition. At this time, there are a total of 1,000,000 shares held by 3 shareholders that may be eligible for sale under Rule 144. Upon distribution of certain shares to affiliates of AMTG pursuant to this prospectus, there will be additional 5,671,370 shares of AMTG that will be eligible for resale under Rule 144 following the one year anniversary date of their distribution.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the securities offered hereby has been passed upon by The Law Offices of Adam U. Shaikh, Chtd., Las Vegas, Nevada. Certain of the financial statements of AMTG included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Jimmy C.H. Cheung & Co., independent certified public accountants given on the authority of the said firm as experts in auditing and accounting.



                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTSON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

On March 04, 2005_, the Company dismissed Jimmy C.H. Cheung & Co, Certified Public Accountants, as it's independent accountants pursuant to a vote by the Board of Directors.

The reports of Jimmy C.H. Cheung & Co, Certified Public Accountants, on the Company's and Subsidiaries audited financial statements for the fiscal year ended 2003 did not contain an adverse opinion or a disclaimer of opinion nor were the statements qualified or modified as to uncertainty, audit scope, or accounting principles.

From the date of engagement to date of dismissal, March 4, 2005, the Company and Jimmy C.H. Cheung & Co, Certified Public Accountants have not, in connection with the audit of the Company's and Subsidiaries financial statements for the fiscal year ended 2003, had any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement, if not resolved to Jimmy C.H. Cheung & Co, Certified Public Accountants, would have caused Jimmy C.H. Cheung & Co, Certified Public Accountants to make reference to the subject matter of the disagreement in connection with its reports.
(See Exhibit 16.1)

The Registrant engaged Tin Wha CPAs, Certified Public Accountants as the Company's auditors on March 5, 2005. The Registrant nor its subsidiaries have consulted with Tin Wha CPAs, Certified Public Accountants during the past two fiscal years concerning the application of accounting principles or any issues relating to accounting, auditing or financial reporting.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sales of Products to Related Parties
------------------------------------

Since January 2002, BJTY sold all of its manufactured products to two related corporations, Beijing Sande Shang Mao Co., Limited ("BSS") and Beijing Mai Ke Luo Machinery Co., Limited ("BMKL"). During the fiscal years ended December 31, 2002, 2003 and 2004, BJTY derived 100%, 99.78% and 99.91% of its revenue from these two related corporations. BSS is owned as to 41.27% by above stated officers and directors of BJTY. BMKL is a PRC joint venture company owned as to 75% by a third party Danish company, 5% by a third party Taiwanese company and the balance of 20% is owned by BST. The amount of related party sales were $1,543,777 in 2002 and$2,480,890 in 2003 and 4,079,447 in 2004 , and $996,094
for three months ended March 31, 2005, which are 100%, 99.78%, 99,.91% and 100% respectively.

Lease Agreement with Related Party
----------------------------------

On July 15, 2004, BJTY entered into a lease agreement with Beijing Sande Technology (Holding) Co., Ltd. The total amount of rent specified in the lease agreement is $51,849, which includes rent of $45,251 per annum ($3770 per month), management fee of $1884 per annum ($157 per month) and heat supply fee of $4,714 for the winter season. The lease ends on July 15, 2005. (See Exhibit 10.4) As of December 31, 2004 the Company has paid rent of $34,934 to BST.

Loans from Related Parties
--------------------------

On August 15, 2004, AMTG obtained a loan of $600,000 from Beijing Sande Technology (Holding) Co., Ltd. ("BST"). BST is owned as to 41.27% by above stated officers and directors of BJTY, subsidiary of AMTG. This loan is unsecured, interest free and is repayable in December 2005. (See Exhibit 10.5) On May 1, 2005, both AMTG and BST entered into an amendment to the Loan agreement. As a result, the loan is now payable in December 2006. (See Exhibit 10.6)

On March 15, 2005, AMTG obtained a loan of $390,000 from Beijing Sande Technology (Holding) Co., Ltd. ("BST"). BST is owned as to 41.27% by above stated officers and directors of BJTY. This loan is unsecured, interest free and is repayable in December 2006. (See Exhibit 10.7)

Shared Management Expenses
--------------------------

For the three months ended March 31, 2005 Consolidated (unaudited) and for the three months ended March 31, 2004 3 (unaudited), BJTY incurred costs in the amounts of $11,232, and $56,160 respectively for services provided by certain management employees of BST on behalf of BJTY. Such costs were charged on an actual incurred pro-rated on estimated time spent basis.

For the three months ended March 31, 2005 consolidated (unaudited) and for the three months ended March 31, 2004 (unaudited), BJTY owed BST $127,295, $116,063 respectively for shared management expenses.

Loans Made to Related Parties
-----------------------------

BJTY had advanced funds amounting to $182,428 to BST, a related company owned as to 41.27% by above stated officers and directors of BJTY, as of March 31, 2005 as a short-term, unsecured loan free of interest payment. This loan is expected to be fully paid by December 31, 2005.

Receivables
-----------

BJTY had advanced trade receivables amounting to $36,062 to BMKL, a related party owned as to 75% by a third party Danish company, 5% by a third party Taiwanese company and the balance of 20% is owned by BST, as of December 31, 2004. The amount was fully received in 2004.


Affiliates Receiving Shares in Distribution
-------------------------------------------

Chen GAO is a director, president, treasurer and shareholder of AMTG, BST and BSS. Mr. Gao is also a director, president of BJTY and BMKL. Xin Yan YUAN is a director and shareholder of BST and BSS. Ms. Yuan is also a director of BJTY and BMKL. Zhong Min LI is the CFO and shareholder of BST and BSS. Mr. Zhong Min Li is also the CFO of BJTY and BMKL. Jun LI is the Sales Department Manager and shareholder of BST and BSS. Mr. Jun Li is also the Sales Department Manager for BJTY and BMKL. Wei LI is the Technical Department Manager and shareholder of BST and BSS. Mr. Wei Li is also the Technical Department Manager for BJTY and BMKL. Han Zhang is the Production Department Manager and shareholder of BST and BSS. Mr. Han Zhang is also the Production Department Manager for BJTY and BMKL.

Messrs. Chen Gao, Xin Yan Yuan, Zhong Min Li, Jun Li, Wei Li and Han Zhang will receive restricted shares in AMTG upon effectiveness of this registration statement.

                              FINANCIAL STATEMENTS





                         AMERICAN METAL TECHNOLOGY GROUP
                        CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF March 31,2005
                                   (UNAUDITED)

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

                         AMERICAN METAL TECHNOLOGY GROUP


                                    CONTENTS
                                                                          Pages


Balance Sheets
As of March 31, 2005 Consolidated (Unaudited) and December 31, 2004          2

Statements of Operations for the three months ended March 31, 2005
Consolidated and 2004 (Unaudited)                                            3

Statements of Stockholders' Equity
for the three months ended March 31, 2005 Consolidated and 2004
(Unaudited)                                                                  4

Statements of Cash flows for the three months ended March 31, 2005
Consolidated (Unaudited)                                                     5


Notes to Consolidated Financial Statement                                 6- 13

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

                         AMERICAN METAL TECHNOLOGY GROUP
                                 Balance Sheets
                  As of March 31, 2005 Consolidated (Unaudited)

                                                                     Notes      March 31,2005      December 31
                                                                                Consolidated       2004
Fiscal Year                                                                     (Unaudited)
                                                                                US$                US$
Assets
Current assets:
   Cash and cash equivalents                                                          545,791          212,842
   Advanced to suppliers                                               2              598,866          285,030
   Inventories                                                         3              319,498          430,249
   Due from related parties                                            10             725,906          126,679
   Other current assets                                                4               13,773           64,403
     Total current assets                                                           2,203,834        1,119,203
Property, plant & equipment--net                                       5            2,115,913        1,678,674

   Total assets                                                                     4,319,747        2,797,877
Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                                                   123,377          103,937
   Other payable and accrued expenses                                  6               16,774           19,772
   Other tax payables                                                                  13,277              335
   Due to related parties                                              10             130,237          117,997
  Advanced from customers                                                             834,657
     Total current liabilities                                                      1,118,322          242,041
Long-term Liabilities:                                                 8              990,000          600,000
     Total Liabilities                                                              2,108,322          842,041
Stockholders' equity:
     Common stock,  $0.001 par value,  20,000,000 shares  authorized,                  10,000           10,000
        10,000,000 shares issued and outstanding                       9
     Additional paid-in capital                                        9              232,905          232,905
     Retained earnings
       Unappropriated                                                  9            1,841,779        1,585,720
       Appropriated                                                    9              127,472          127,472
     Accumulated other comprehensive income (loss)                                      (731)            (261)
        Total stockholders' equity                                                  2,211,425        1,955,836
   Total liabilities and stockholders' equity                                       4,319,747        2,797,877

         See accompanying notes to the consolidated financial statements

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

                         AMERICAN METAL TECHNOLOGY GROUP
                             Statement of Operations
   for the three months ended March 31, 2005 and 2004 Consolidated (Unaudited)

                                                                                2005              2004
                                                                     Notes      Consolidated      Consolidated
Fiscal Year                                                                     (Unaudited)       (Unaudited)
                                                                                US$               US$
Net sales
   To related parties                                                               996,094            845,807
   Other                                                                                  -                  -
                                                                                    996,094            845,807
Cost of sales                                                         11            677,598            642,619
   Gross profit                                                                     318,496            203,188
Operating expenses:
   General and administrative expenses                                               58,354             25,115
   Depreciation and amortization                                                      3,001                526
Total operating expenses                                                             61,355             25,641
Operating income                                                                    257,141            177,547
Interest income                                                                         291                173
Other (expense) income--net                                                          (1,373)               (25)
Income before income taxes                                                          256,059            177,695
Income taxes                                                                              -                  -
Net income                                                                          256,059            177,695
Other comprehensive income (loss), net of taxes:
   Currency translation adjustment                                                    (470)                  -
   Total comprehensive income                                                       255,589            177,695
Earnings per share:
   Basic and diluted                                                                   0.03               0.02
Weighted average common shares outstanding:
   Basic and diluted                                                             10,000,000         10,000,000


         See accompanying notes to the consolidated financial statements

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

                         AMERICAN METAL TECHNOLOGY GROUP
                       Statements of Stockholders' Equity
       for the three months ended March 31, 2005 Consolidated (Unaudited)

                                                                                                     Accumulated
                          Common                 Additional     Unappropriated      Appropriated     other             Total
                          stock       Par        paid-in        retained            retained         comprehensive     stockholders'
                          Shares      value      capital        earnings            earning          income            equity
                          ------       ----      --------       --------            -------          ------            ------
Balance, December  31,
2002                                              241,546         318,245             56,161                             615,952
Net income                                                        475,407                                                475,407
Transfer to statutory
and staff welfare
reserves                                                          -71,311             71,311
Balance, December  31,
2003                                              241,546         722,341            127,472                           1,091,359
Common Stock issued
for the Acquisition of
BJTY                       9,000,000  9,000        -9,000
Stock issued during the
year                       1,000,000  1,000           359                                                                  1,359
Net income                                                        863,379                                                863,379
Transfer to statutory
and staff welfare
reserves
Foreign currency
exchange                                                                                                 -261               -261
translation adjustment                                                                                      0
Balance, December 31,
2004                                 10,000       232,905       1,585,720            127,472             -261          1,955,836
Net income                                                        256,059
Transfer to statutory
and staff welfare
reserves
Foreign currency
exchange                                                                                                 -470               -470
translation adjustment
Balance, 3,31, 2005                  10,000       232,905       1,841,779            127,472             -731          2,211,425

         See accompanying notes to the consolidated financial statements

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

                         AMERICAN METAL TECHNOLOGY GROUP
                             Statements of Cash Flow
   for the three months ended March 31, 2005 and 2004 Consolidated (Unaudited)

                                                                    Notes       Consolidated        Consolidated
Fiscal Year                                                                     2005(Unaudited)     2004(Unaudited)
                                                                                US$                 US$
Operating Activities:
Net income                                                                              256,059             177,695
Non-cash items affecting net income:
   Depreciation and amortization                                       5                 35,581              15,674
Changes in operating assets and liabilities, net of effects of acquisitions:
   Advances to suppliers                                                              (313,836)           (129,329)
   Other current assets                                                                 177,309             (4,842)
   Inventories                                                                          110,751              23,953
   Due from related parties                                                           (725,906)              36,062
   Accounts payable                                                                      19,440            (21,018)
   Other payable and accrued expenses                                                   (2,107)              21,582
   Advances from a customer                                                             833,766             120,773
   Other taxes payable                                                                   12,942               6,368
   Due to related parties                                                                12,240              11,232
        Net cash from operating activities                                              416,239             258,150
Investing Activities:
   Additions to property, plant and equipment                          5              (472,820)           (124,695)
   Proceeds from sale of property, plant & equipment
        Net cash used in investing activities                                         (472,820)           (124,695)
Financing Activities:
   Due to related parties                                                               390,000                   -
   Due from a stockholder                                                                     -                   -
   Proceeds from the issuance of common stock                                                 -                   -
        Net cash from (used in) financing activities                                    390,000                   -
Effect of exchange rate changes on cash and cash equivalents                              (470)                   -
Net increase in cash and cash equivalents                                               332,949             133,455
Cash and cash equivalents:
Beginning of year                                                                       212,842              99,225
End of year                                                                             545,791             232,680

         See accompanying notes to the consolidated financial statements

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

                         AMERICAN METAL TECHNOLOGY GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                  As of March 31, 2005 Consolidated (Unaudited)

1.    Nature of Operations and Summary of Significant Accounting Policies

Description of business

American Metal Technology Group ("AMTG") was incorporated in Nevada, United States of America on January 13, 2004. Beijing Tong Yuan Heng Feng Technology Co., Limited ("BJTY"), a People's Republic of China ("PRC") limited liability company is principally engaged in the manufacturing and selling of precision metal parts and components.

In 2004, AMTG entered into two purchase agreements with certain shareholders of BJTY. AMTG acquired 80% of the registered capital of BJTY from a certain shareholder of BJTY for 7,200 (7,200,000 post split) common shares of AMTG. AMTG, through its 100% owned subsidiary, American Metal Technology (Lang Fang) Co., Limited ("AMLF"), a PRC limited liability company incorporated on August 2, 2004, acquired the remaining 20% of the registered capital for 1,800 (1,800,000 post split) common shares of AMTG. The transactions have been accounted for as a reorganization of entities under common control as the companies were beneficially owned by principally identical shareholders and share common management. The financial statements have been prepared as if the reorganization had occurred retroactively. AMTG and its subsidiaries are hereafter referred to as (the "Company").

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

The accompanying first quarter of 2005 (consolidated) and 2004 financial statements include the accounts of AMTG and its 100% owned subsidiary AMLF and BJTY. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Cash and cash equivalents

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with banks with maturities of less than three months.

Inventories

Inventories are stated at the lower of cost or market value. The cost is determined on a first-in, first-out method. The Company provided inventory allowances based on excess and obsolete inventories determined principally by customer demand.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Cost represents the purchase price of the asset and other costs incurred to bring the asset into existing use. Depreciation is provided using the straight-line method over the estimated useful lives.

Property, equipment and other long-lived assets are evaluated for impairment whenever events or conditions indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows related to the asset. There were no impairment losses recorded in 2005

The Company uses the following useful lives for depreciation and amortization purposes:

Land use rights                      over the land use right period of 50 years
Plant and machinery                  10 years
Motor vehicles                       6 years
Furniture, fixtures and equipment    5 years

No depreciation is provided for construction in progress until they are completed and put in use. Interest and other costs on borrowings to finance the construction of fixed assets are capitalized during the period of time that is required to complete and prepare the property for its intended use.

The Company accounts for fixed assets in accordance with Statement of Financial Accounting Standard ("SFAS") No.121, "Accounting for the Impairment of Long-lived Assets to be Disposed of" which requires impairment loss to be recognized on the long-lived assets when the sum of expected future cash flows (undiscounted and without interest charges) resulted from the use of the asset and its eventual disposition is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. Measurement of the impairment loss for long-lived assets is based on the fair value of the assets.

Gains and losses on disposal of property, plant and equipment are determined by reference to their carrying amounts.

Fair value of financial instruments

Depreciable assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on projected undiscounted cash flows associated with the assets. A loss is recognized for the difference between the fair value and the carrying amount of

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

the assets. Fair value is determined based upon market quote, if available, or is based on valuation techniques.

The carrying amount of the Company's cash, receivables and payables approximates their fair value due to the short maturity of those instruments.

Revenue recognition

The Company recognizes revenue from the sale of metal parts and components at the time of delivery to its primary customers who are also the end users of the products, when title to the products transfers, the customer bears the risk of loss and the price is determinable. The Company records sales net of estimated returns and allowances.

There are no product warranties for metal parts and components. Sales returns and allowances for defected products are treated as either cost of sales or claims to suppliers for reimbursements depending on technical appraisal reports and purchase contracts signed with suppliers. In 2004 and first quarter of 2005, all defected products were fully reimbursed by suppliers.

Income taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in the United States and the People's Republic of China.

PRC income tax is computed according to the relevant laws and regulations in the PRC. The Company being registered as a new and high technology enterprise is entitled to full exemption from income tax for three years beginning from the first year the Company becomes profitable and a 50% income tax reduction for the subsequent three years. No income tax expense has been recorded for 2004 and 2003 as the Company was exempt under the new and high technology enterprise rules.

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi ("RMB"). Transactions denominated in currencies other than RMB are translated into United States dollars using period end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholder's equity as other comprehensive gain (loss).

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

Comprehensive income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to United States Dollar is reported as other comprehensive income in the statements of operations and stockholders' equity.

Segments

The Company operates in only one segment; therefore segment disclosure is not presented.

New accounting developments

There is no new accounting pronouncement in these three months.

2.    Advances to suppliers

Advances to suppliers at March 31, 2005 and December 31, 2004 represent advance payments against raw materials on order. All advances were subsequently deducted from the final payments due to the suppliers and no provision against losses was incurred by the Company.

3.     Inventory

Inventory at March 31, 2005 Consolidated (unaudited) and December 31, 2004 consist of the following:

                                                         At March 31,2005          At December 31, 2004
                                                             (Unaudited)
                                                                 US$                         US$
Inventory consists of the following:
   Raw materials                                                59,316                     294,646
   Work-in-progress                                            178,949                      54,370
   Finished goods                                               81,233                      81,233
                                                       ------------------------    --------------------------
                                                               319,498                     430,249
                                                       ========================    ==========================

For the three months ended March 31, 2005 Consolidated (unaudited) and December 31, 2004 no provision for obsolete inventories was recorded by the Company.

4.     Other current assets

Other current assets at March 31, 2005 Consolidated and December 31, 2004 consist of the following:

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

                                                         At March 31,2005          At December 31, 2004
                                                             (Unaudited)
                                                                 US$                         US$
Other receivables                                                  409                        44,506
Prepaid expenses                                                13,364                        15,361
Value-added tax receivables                                          -                         4,535
                                                       ------------------------      --------------------------
                                                                13,773                        64,402
                                                       ========================      ==========================

5.     Property, plant and equipment

The following is a summary of property, plant and equipment at March 31, 2005 Consolidated and December 31, 2004:

                                                         At March 31,2005          At December 31, 2004
                                                             (Unaudited)
                                                                 US$                         US$
Plant and machinery                                          1,449,473                     1,253,276
Motor vehicles                                                       -                             -
Furniture, fixtures and equipment                                6,292                         5,907
Land use right                                                 548,756                       548,756
Less: accumulated depreciation                                 167,557                       131,976
Net value of fixed assets                                    1,836,964                     1,675,963
Construction in process                                        278,949                         2,711
                                                       ------------------------      ------------------------
Total fixed assets                                           2,115,913                     1,678,674
                                                       ========================      ========================

Depreciation expense for the three months ended March 31, 2005 and for the three months ended March 31, 2004 was $35,581 and $15,674 respectively.

The Company has purchased $196,197 of plant and machinery and $385 of Furniture, fixture and equipment in these three months. Also $276,238 which accounted in construction in process has been used to build new factory. So, total cash used in additions to property, plant and equipment is $472,820.

6.    Other payables and accrued liabilities

Other payables and accrued liabilities at March 31, 2005 Consolidated (unaudited) and December 31, 2004 consist of the following:

                                                         At March 31,2005          At December 31, 2004
                                                             (Unaudited)
                                                                 US$                         US$
Education surtaxes payable
Employees education accrued expenses                             2,304                         1,796
Accrued liabilities                                             11,232                        16,077
Advanced from customer                                                                           891
Other payables                                                   3,238                         1,008
                                                       ------------------------      ------------------------
                                                                16,774                        19,772
                                                       ========================      ========================

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

7.    Commitments and contingencies- Employee benefits

The full time employees of BJTY are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. BJTY is required to accrue for those benefits based on certain percentages of the employees' salaries. The total contribution paid for the three months ended March 31, 2005and 2004 were $1,285 and $326 respectively. BJTY is required to make contributions to the plans out of the amounts accrued for medical and pension benefits. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.


8.    Long-term loan

The Company has $990,000 zero-interest long-term loan as of March 31, 2005. We used 1-3 year short-term loan rate of 5.49% for entities in China to compute the imputed interest expenses. As of March 31, 2005, the imputed interest expense of $13,104 has been capitalized in land use right and depreciated with the assets accordingly.


9.    Stockholders' equity

Appropriated retained earnings

BJTY is required to make appropriations to reserves of retained earnings, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). The total of appropriation to reserves should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserves are reached to 50% of the entities' registered capital. Entities have their discretions on continuance or suspension of the reserves once the threshold has been reached.

Since the opening-balance of reserves of BJTY in fiscal year of 2005 is at $127,472 that is more than 50% of its registered capital of $241,546 as of March 31, 2005. Management of BJTY has decided to suspend further appropriation of retained earnings in the first quarter of 2005.


10.    Related party transactions

The Company's significant related party transactions affecting the results of operations are as follows:

                                                      At March 31,2005            At December 31, 2004
                                                         (Unaudited)
                                                             US$                           US$
Sales to BMKL                                               813,666                        732,545
Sales to BST                                                182,428                         98,522
                                                    ========================       ======================
Total sales to related parties                              996,094                        831,067

                  AMTG: Quarterly Report- As of March 31, 2005
--------------------------------------------------------------------------------

Due from/to related parties as of March 31, 2005 and December 31, 2004 are as follow:

                                                      At March 31,2005            At December 31, 2004
                                                         (Unaudited)
                                                             US$                           US$
Due from related parties
   Trade receivable from BMKL
  Trade receivable from BST                                 182,428
  Advance to BST                                            543,478
  Other receivable from BSS                                                                126,679
                                                    ------------------------       ----------------------
  Total due from related parties                            725,906                        126,679
                                                    ========================       ======================

Due to related parties:
  Salary payable to BST                                     127,295                        116,063
  Other payable to BST                                        2,942                          1,934
                                                    ------------------------       ----------------------
                                                            130,237                        117,997
  Loans from BST                                            990,000                        600,000
Total due to related parties                              1,120,237                        717,997
                                                    ========================       ======================

For the three months ended March 31, 2005 and years ended December 31, 2004, the Company incurred costs of a related company of $11,232 and $56,160 respectively for services provided by certain management employees of the related company, such costs were charged on an actual incurred pro-rated on estimated time spent basis. The Company owed a related company $127,295 and $116,063 as of March 31, 2005 and 2004 respectively for shared management expenses.

Amounts due from related parties are interest free, unsecured and without predetermined repayment terms. During the three months ended March 31, 2005, the Company obtained a loan of $390,000 from a related company.


11.    Concentrations and risks

During the three months ended March 31, 2005 and March 31, 2004, 100% of the revenues were derived from companies located in China and 100% of the Company's assets were located in China.

During the three months ended March 31, 2005 and March 31, 2004, the Company derived 100% and 99.61% of their revenues from a related entity and a stockholder.

In the three months ended March 31, 2005, the company purchased 89% of its raw materials from one supplier in the PRC. In the three months ended March 31, 2004, the Company purchased 66% of its raw materials from one supplier in the PRC.

                         AMERICAN METAL TECHNOLOGY GROUP
                        CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31,2004 AND 2003

                         AMERICAN METAL TECHNOLOGY GROUP
                         -------------------------------


                                    CONTENTS
                                    --------
                                                                        Pages


Report of Independent Registered Public Accounting Firm                    1

Balance Sheets
As of December 31, 2004 and 2003 Consolidated                              2

Statements of Operations for the years ended December 31, 2004
and 2003 Consolidated                                                      3

Statements of Stockholders' Equity
for the years ended December 31, 2004 and 2003 Consolidated                4

Statements of Cash flows for the years ended December 31, 2004
and 2003 Consolidated                                                      5

Notes to Consolidated Financial Statement                                 6-15

                                  Tin Wha CPAs
                          Certified Public Accountants
                     (A member of Baker Tilly International)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
AMERICAN METAL TECHNOLOGY GROUP


We have audited the accompanying balance sheets of AMERICAN METAL TECHNOLOGY GROUP, as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN METAL TECHNOLOGY GROUP, as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.


TIN WHA CPAs
Certified Public Accountants

Date: March 13, 2005

                           Consolidated Balance Sheet

                                                                                      Consolidated
Fiscal Year                                                                  Notes        2004              2003
                                                                                          US$                US$
Assets
Current assets:
   Cash and cash equivalents                                                    1          212,842           99,225
   Advanced to suppliers                                                        3          285,030          181,800
   Inventories                                                                  4          430,249          116,227
   Account Receivable                                                           2                -           36,062
   Due from related parties                                                    12          126,679                -
   Other current assets                                                         5           64,403            2,135
     Total current assets                                                                1,119,203          435,449

Property, plant & equipment--net                                                6        1,678,674          817,196
   Total assets                                                                          2,797,877        1,252,645
Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                                                        103,937           79,681
   Other payable and accrued expenses                                           8           19,772           12,801
   Other tax payables                                                                          335            8,901
   Due to related parties                                                      12          117,997           59,903
     Total current liabilities                                                             242,041          161,286
Long Term Liabilities:                                                         10          600,000                -
     Total Liabilities                                                                     842,041          161,286
Stockholders' equity:
     Common stock, $0.001 par value, 20,000,000 shares authorized,
        10,000,000 shares issued and outstanding                               11           10,000                -
     Additional paid-in capital                                                11          232,905          241,546
     Retained earnings
       Unappropriated                                                          11        1,585,720          722,341
       Appropriated                                                            11          127,472          127,472
     Accumulated other comprehensive income (loss)                                           (261)                -
        Total stockholders' equity                                                       1,955,836        1,091,359
   Total liabilities and stockholders' equity                                            2,797,877        1,252,645

         See accompanying notes to the consolidated financial statements

                      Consolidated Statement of Operations

                                                                               Consolidated
Fiscal Year                                                             Notes      2004             2003
                                                                                   US$               US$
Net sales                                                                 12
   To related parties                                                             4,079,447       2,480,890
   Other                                                                              8,966           2,116
                                                                                  4,088,413       2,483,006
Cost of sales                                                             12      3,133,281       1,921,895
   Gross profit                                                                     955,132         561,111
Operating expenses:
   General and administrative expenses                                     7         87,695          84,300
   Depreciation and amortization                                                      5,652           3,098
Total operating expenses                                                             93,347          87,398
Operating income                                                                    861,785         473,713
Interest income                                                                       1,738           1,810
Other (expense) income--net                                                            (144)           (116)
Income before income taxes                                                          863,379         475,407
Income taxes                                                               1              -               -
Net income                                                                          863,379         475,407
Other comprehensive income (loss), net of taxes:
   Currency translation adjustment                                                    (261)               -
   Total comprehensive income                                                       863,118         475,407
Earnings per share:
   Basic and diluted                                                                   0.09            0.05
Weighted average common shares outstanding:
   Basic and diluted                                                             10,000,000      10,000,000


         See accompanying notes to the consolidated financial statements

                 Consolidated Statements of Stockholders' Equity

                                                                                      Accumulated
                        Common            Additional   Unappropriated Appropriated       other          Total
                        stock     Par       paid-in      retained       retained     comprehensive   stockholders'
                        Shares    value     capital      earnings        earning         income        equity
                        ------    -----     -------      --------        -------         ------        ------
                                   US$        US$           US$            US$            US$            US$
Balance, December 31,
2002                                        241,546       318,245        56,161                        615,952
Net income                                                475,407                                      475,407
Transfer to statutory
and staff welfare
reserves                                                  -71,311        71,311
Balance, December 31,
2003                                -       241,546       722,341        127,472                     1,091,359
Common Stock issued
for the Acquisition
of BJTY                 9,000,000 9,000     -9,000                                                        -
Stock issued during
the year                1,000,000 1,000       359                                                        1,359
Net income                                                863,379                                      863,379
Transfer to statutory                                                                                     -
and staff welfare
reserves
Foreign currency
exchange                                                                                  -261            -261
translation adjustment
Balance, December 31,
2004                              10,000   232,905      1,585,720       127,472           -261       1,955,836
                                  ======   =======      =========       =======            ===       =========



         See accompanying notes to the consolidated financial statements

                        Consolidated Cash Flow Statements

                                                                                    Consolidated
Fiscal Year                                                               Notes         2004              2003
                                                                                         US$              US$
Operating Activities:
Net income                                                                               863,379         475,407
Noncash items affecting net income:
   Depreciation and amortization                                            6            105,284          28,105
Changes in operating assets and liabilities, net of effects of acquisitions:
   Advances to suppliers                                                               (103,230)       (161,428)
   Other current assets                                                                 (62,267)          18,873
   Inventories                                                                         (314,022)         119,534
   Due from related parties                                                             (90,617)        (36,062)
   Accounts payable                                                                       24,256        (48,890)
   Other payable and accrued expenses                                                      6,080          49,016
   Advances from a customer                                                                  891       (217,099)
   Other taxes payable                                                                   (8,567)           7,696
   Due to related parties                                                                 58,094          11,232
        Net cash from operating activities                                               479,281         246,384
Investing Activities:
   Additions to property, plant and equipment                               6          (978,524)       (617,792)
   Proceeds from sale of property, plant & equipment                        6             11,762               -
        Net cash used in investing activities                                          (966,762)       (617,792)
Financing Activities:
   Due to related parties                                                                600,000               -
   Due from a stockholder                                                                      -         195,652
   Proceeds from the issuance of common stock                                              1,359               -
        Net cash from (used in) financing activities                                     601,359         195,652
Effect of exchange rate changes on cash and cash equivalents                               (261)               -
Net increase in cash and cash equivalents                                                113,617       (175,756)
Cash and cash equivalents:
Beginning of year                                                                         99,225         274,981
End of year                                                                              212,842          99,225

         See accompanying notes to the consolidated financial statements

1. Nature of Operations and Summary of Significant Accounting Policies

Description of business

American Metal Technology Group ("AMTG") was incorporated in Nevada, United States of America on January 13, 2004. Beijing Tong Yuan Heng Feng Technology Co., Limited ("BJTY"), a People's Republic of China ("PRC") limited liability company is principally engaged in the manufacturing and selling of precision metal parts and components.

In 2004, AMTG entered into two purchase agreements with certain shareholders of BJTY. AMTG acquired 80% of the registered capital of BJTY from a certain shareholder of BJTY for 7,200 (7,200,000 post split) common shares of AMTG. AMTG, through its 100% owned subsidiary, American Metal Technology (Lang Fang) Co., Limited ("AMLF"), a PRC limited liability company incorporated on August 2, 2004, acquired the remaining 20% of the registered capital for 1,800 (1,800,000 post split) common shares of AMTG. The transactions have been accounted for as a reorganization of entities under common control as the companies were beneficially owned by principally identical shareholders and share common management. The financial statements have been prepared as if the reorganization had occurred retroactively. AMTG and its subsidiaries are hereafter referred to as (the "Company").

Principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, short-term certificates of deposit with original maturities of three months or less.

Inventories

Inventory is stated at the lower of cost or market value. The cost is determined on a first-in, first-out method. The Company provided inventory allowances based on excess and obsolete inventories determined principally by customer demand.

Account Receivable

Account receivables are carried at original invoiced amounts less any bad debts recognized during the year.

`Specific charge-off method' is used to prepare the accounting for bad debts. There were no bad debts recognized in 2003 and 2004 respectively.

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and amortization. Cost represents the purchase price of the asset and other costs incurred to bring the asset into existing use. Depreciation is provided using the straight-line method over the estimated useful lives.

Property, equipment and other long-lived assets are evaluated for impairment whenever events or conditions indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows related to the asset. There were no impairment losses recorded in 2004.

The Company uses the following useful lives for depreciation and amortization purposes:

Land use rights                      over the land use right period of 50 years
Plant and machinery                                                    10 years
Motor vehicles                                                          6 years
Furniture, fixtures and equipment                                       5 years

No depreciation is provided for construction in progress until they are completed and put in use. All interests and other costs on borrowings to finance the construction of fixed assets are capitalized during the period of time that is required to complete and prepare the property for its intended use.

The Company accounts for fixed assets in accordance with Statement of Financial Accounting Standard ("SFAS") No.121, "Accounting for the Impairment of Long-lived Assets to be Disposed of" which requires impairment loss to be recognized on the long-lived assets when the sum of expected future cash flows (undiscounted and without interest charges) resulted from the use of the asset and its eventual disposition is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. Measurement of the impairment loss for long-lived assets is based on the fair value of the assets.

Gains and losses on disposal of property, plant and equipment are determined by reference to their carrying amounts.

Costs for planned major maintenance activities, primarily related to refinery turnarounds, are expensed as incurred except for costs of components that result in improvements and betterments which are capitalized as part of property, plant and equipment and depreciated over their useful lives, which is generally the period until the next scheduled major maintenance.

Land use rights and buildings are located in the PRC, where private ownership of land is not allowed. Rather, entities acquire the rights to use land for a designated term. As of December 31, 2004, the Company had rights to use 30,292 square meters of land for periods ranging from October, 2004 to October 2054.

Fair value of financial instruments

Depreciable assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on projected undiscounted cash flows associated with the assets. A loss is recognized for the difference between the fair value and the carrying amount of the assets. Fair value is determined based upon market quote, if available, or is based on valuation techniques.

The carrying amount of the Company's cash, receivables and payables approximates their fair value due to the short maturity of those instruments.

Revenue recognition

The Company recognizes revenue from the sale of metal parts and components at the time of delivery to its primary customers who are also the end users of the products, when title to the products transfers, the customer bears the risk of loss and the price is determinable. The Company records sales net of estimated returns and allowances. In 2004, the Company has no sales return and allowances policies being set up.

There are no product warranties for metal parts and components. Sales returns and allowances for defected products are treated as either cost of sales or claims to suppliers for reimbursements depending on technical appraisal reports and purchase contracts signed with suppliers. In 2003 and 2004, all defected products were fully reimbursed by suppliers.

Income taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in the United States and the People's Republic of China.

PRC income tax is computed according to the relevant laws and regulations in the PRC. The Company being registered as a new and high technology enterprise is entitled to full exemption from income tax for three years beginning from the first year the Company becomes profitable and a 50% income tax reduction for the subsequent three years. No income tax expense has been recorded for 2004 and 2003 as the Company was exempt under the new and high technology enterprise rules.

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi ("RMB"). Transactions denominated in currencies other than RMB are translated into United States dollars using period end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholder's equity as other comprehensive gain (loss).

Comprehensive income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to United States Dollar is reported as other comprehensive income in the statements of operations and stockholders' equity.

Transaction for BJTY

The Company owns 80% shares of BJTY in 2004. The Company also fully owns AMLF, the only minority shareholder of BJTY in 2004. So, a full consolidation method is used to account for the transactions in BJTY.

Segments

The Company operates in only one segment, therefore segment disclosure is not presented.

New accounting developments

In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, Inventory Costs--An Amendment of ARB No. 43, Chapter 4 ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing , to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by the Company beginning on January 1, 2006.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"), which revises SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123R also supersedes APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. In general, the accounting required by SFAS 123R is similar to that of SFAS No. 123. However, SFAS No. 123 gave companies a choice to either recognize the fair value of stock options in their income statements or disclose the pro forma income statement effect of the fair value of stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. SFAS 123R must be adopted no later than July 1, 2005. Early adoption is permitted.

     SFAS 123R permits adoption of its requirements using one of two transition methods:

     1. A modified prospective transition ("MPT") method in which compensation cost is recognized beginning with the effective date (a) for all share-based payments granted after the effective date and (b) for all awards granted to employees prior to the effective date that remain unvested on the effective date.

     2. A modified retrospective transition ("MRT") method which includes the requirements of the MPT method described above, but also permits restatement of financial statements based on the amounts previously disclosed under SFAS 123's pro forma disclosure requirements either for (a) all prior periods presented or
(b) prior interim periods of the year of adoption.

     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets--An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.


The adoption of these pronouncements did not have a material effect on the Company's financial position or results of operations.

2. Account Receivable

Account receivable at December 31, 2004 Consolidated and December 31, 2003 consisted of the following:

                                                                         At December 31,
                                                                     2004                    2003
                                                                      US$                     US$
Account Receivables                                                     -                 36,062
                                                          ==================      ==================

As of December 31, 2004 all receivables from sale of products to related companies have been received.

3. Advances to suppliers

Advances to suppliers at December 31, 2004 and 2003 represent advance payments against raw materials on order. All advances were subsequently deducted from the final payments due to the suppliers and no provision against losses was incurred by the Company.

4. Inventory

                                                                         At December 31,
                                                                     2004                    2003
                                                                      US$                     US$
Inventory consists of the following:
   Raw materials                                                  294,646                  68,349
   Work-in-progress                                                54,370                  36,702
   Finished goods                                                  81,233                  11,176
                                                          ------------------      ------------------
                                                                  430,249                 116,227
                                                          ==================      ==================

5. Other current assets

Other current assets at December 31, 2004 Consolidated and 2003 consist of the following:

                                                                         At December 31,
                                                                     2004                    2003
                                                                      US$                     US$
Other receivables                                                  44,506                      33
Prepaid expenses                                                   15,361                   2,102
Value-added tax receivables                                         4,535                       -
                                                          ------------------      ------------------
                                                                   64,402                   2,135
                                                          ==================      ==================

6. Property, plant and equipment

The following is a summary of property, plant and equipment at December 31, 2004 Consolidated and December 31, 2003:

                                                                         At December 31,
                                                                     2004                    2003
                                                                      US$                     US$
Plant and machinery                                             1,253,276                 826,581
Motor vehicles                                                          -                  16,357
Furniture, fixtures and equipment                                   5,907                   5,545
Land use right                                                    548,756                       -
Less: accumulated depreciation                                    131,976                  31,287
Net value of fixed assets                                       1,675,963                 817,196
Construction in process                                             2,711                       -
                                                          ------------------      ------------------
Total fixed assets                                              1,678,674                 817,196
                                                          ==================      ==================

Depreciation expense for the year ended December 31, 2004 and for the year ended December 31, 2003 was $105,284 and $28,105 respectively.

Imputed Interest of $9,730 for long-term loan has been capitalized in land use right and depreciated accordingly.

The Company has disposed some motor vehicles during 2004 to its related party. The depreciable base for the motor vehicles was $11,762 at the time of disposal, same as the proceeds obtained from related party. So, no gain and loss was recognized for this transaction.

7. General and administrative expenses

The Company found booking errors in 2003 which caused general and administrative expenses in 2003 to be undervalued by $9,742 and costs of sale in 2003 to be overvalued by the same amount of $9,742. Such errors have been corrected in the Consolidated Statement of Operations in 2003 for comparison purpose.

8. Other payables and accrued liabilities

Other payables and accrued liabilities at December 31, 2004 Consolidated and December 31, 2003 consist of the following:

                                                                         At December 31,
                                                                     2004                    2003
                                                                      US$                     US$
Education surtaxes payable                                              -                     248
Employees education accrued expenses                                1,796                     570
Accrued liabilities                                                16,077                  11,983
Advanced from customer                                                891                       -
Other payables                                                      1,008                       -
                                                          ------------------      ------------------
                                                                   19,772                  12,801
                                                          ==================      ==================

9. Commitments and contingencies- Employee benefits

The full time employees of BJTY are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. BJTY is required to accrue for those benefits based on certain percentages of the employees' salaries. The total contribution paid for the years ended December 31, 2004 and 2003 were $3,463 and $1,408 respectively. BJTY is required to make contributions to the plans out of the amounts accrued for medical and pension benefits. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

10. Long term loans

The Company has $600,000 zero-interest long-term loan as of December 31, 2004. We used 1-3 year short-term loan rate of 5.49% for entities in China to compute the imputed interest expenses. As of December 31, 2004, the imputed interest expense of $9,730 has been capitalized in land use right and depreciated with the assets accordingly.

11. Stockholders' equity

Stock Issuances

During 2004, the Company issued 1,000 (1,000,000 post split) shares of common stock to certain investors for cash of $1,359.

Stock Issued in Reverse Merger

On June 1, 2004 and August 8, 2004 the Company issued 9,000(9,000,000 post split) shares of common stock to the shareholders of BJTY. Common stock split and increase in authorized capital On November 12, 2004, the Company declared a 1,000 for 1 common stock split to be effected in the form of a dividend payable to stockholders of record on November 12, 2004 and increased its authorized common shares to 20,000,000. Per share and weighted average share amounts have been retroactively restated in the accompanying consolidated financial statements and related notes to reflect this split. (See Note 1A)

Appropriated retained earnings

BJTY is required to make appropriations to reserves of retained earnings, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). The total of appropriation to reserves should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserves are reached to 50% of the entities' registered capital. Entities have their discretions on continuance or suspension of the reserves once the threshold has been reached.
Since the opening-balance of reserves of BJTY in fiscal year of 2004 is at $127,472 that is more than 50% of its registered capital of $241,546 as of Dec 31, 2004. Management of BJTY has decided to suspend further appropriation of retained earnings in 2004.


12. Related party transactions

The Company's significant related party transactions affecting the results of operations are as follows:

                                                                  Year Ended December 31,
                                                               2004                           2003
                                                                US$                            US$
Sales to BMKL                                             3,801,985                      2,261,348
Sales to BST                                                277,462                        219,542
                                                    ========================       ======================
Total sales to related parties                            4,079,447                      2,480,890

Due from/to related parties as of December 31, 2004 and 2003 are as follow:

                                                                      At December 31,
                                                               2004                           2003
                                                                US$                            US$
Due from related parties
  Account receivable from BMKL                                    -                         36,062
  Other receivable from BSS                                 126,679                              -
                                                    ------------------------       ----------------------
  Total due from related parties                            126,679                         36,062
                                                    ========================       ======================

Due to related parties:
  Salary payable to BST                                     116,063                         59,903
  Other payable to BST                                        1,934                              -
                                                    ------------------------       ----------------------
                                                            117,997                         59,903
  Loans from BST                                            600,000                              -
Total due to related parties                                717,997                         59,903
                                                    ========================       ======================

Account receivable of $36,062 from a related company as of Dec 31, 2003 was received in 2004. As of Dec 31, 2004, the Company has also lent another related company $126,679 due in one year.

For the years ended December 31, 2004 and 2003, the Company incurred costs of a related company of $56,160 and $61,775 respectively for services provided by certain management employees of the related company, such costs were charged on an actual incurred pro-rated on estimated time spent basis. The Company owed a related company $116,063 and $59,903 as of December 31, 2004 and 2003 respectively for these shared management services.

Amounts due from related parties are interest free, unsecured and without predetermined repayment terms. During the year ended December 31, 2004, the Company obtained a loan of $600,000 from a related company. This loan is unsecured, interest free and is repayable on December 2006.

During the year ended December 31, 2004, the Company paid rent of $34,934 for factory space leased from a related company. The amount has been accounted in the cost of sales in the Consolidated Statement of Operations in 2004.

13. Concentrations and risks

During the years ended December 31, 2004 and 2003, 100% of the revenues were derived from companies located in China and 100% of the Company's assets were located in China.

During the years ended December 31, 2004 and 2003, the Company derived 99.78% and 99.91% of their revenues from a related entity and a stockholder.

In 2004, the Company purchased 74% of its raw materials from one supplier in PRC. In 2003, the Company purchased 73% of its raw materials from three suppliers in the PRC.

================================================================================
                               _____________, 2005


Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Corporation Laws and certain provisions of AMTG's Bylaws, under certain circumstances, provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Bylaws and to the statutory provisions.

The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

Nevada Statutes
---------------

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit;
and

4. willful misconduct.

By-Laws
-------

The Bylaws of AMTG state as follows:


                                   ARTICLE VI


               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                                AND OTHER AGENTS

     Section 1. ACTIONS OTHER THAN BY THE CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 2. ACTIONS BY THE CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 3. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 4. REQUIRED APPROVAL. Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 5. ADVANCE OF EXPENSES. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     Section 6. OTHER RIGHTS. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     Section 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

     Section 8. RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

     Section 9. SEVERABILITY. If any of the provisions of this Article are held to be invalid or unenforceable, this Article shall be construed as if it did not contain such invalid or unenforceable provision and the remaining provisions of this Article shall remain in full force and effect.

     Section 10. RETROACTIVE EFFECT. To the extent permitted by applicable law, the rights and powers granted pursuant to this Article VI shall apply to acts and actions occurring or in progress prior to its adoption by the board of directors.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the registration of the Shares is as follows:

     SEC Registration ............................................. $   1260.71
     Accounting Fees and Expenses ................................. $    50,000
     Transfer Agents Fees ......................................... $    750.00
     Legal Fees and Expenses, including Blue Sky Fees
     and Expenses.................................................. $    30,000
     Printing Costs ............................................... $     3,000
          Total ................................................... $ 85,010.71


                     RECENT SALES OF UNREGISTERED SECURITIES

                              Shares Issued to AMTG
------------------------------------------------------------------------
Purchaser                     Per Share      Purchase Amount       Date of Purchase    Shares(4)
------------------------------------------------------------------------------------------------
Richard Lui                    $8.171        $408.55(1)                2/16/2004            50
Rui Lin Ding                   $1.00         $475.00(1)                2/20/2004           475
Mui Hoo Lui Chung              $1.00         $475.00(1)                2/20/2004           475
BST                             (3)          (3)(2)                    6/1/2004          7,200
BSS                             (3)          (3)(2)                    8/8/2004          1,800

(1)  Issued pursuant to 4(2) of the Securities Act of 1933, as amended.
(2) Issued pursuant to 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act.
(3)  Shares issued for purchase of subsidiaries.
(4)  Amount of shares issued represent pre-split shares.

In regards to the shares issued to Mr. Lui, Mr. Ding, and Mr. Chung, all issuances were made directly by AMTG, without any compensation to a third party. In regards to the issuances made to BSS and BST, they were completed pursuant to a share purchase of Beijing Tong Yuan Heng Feng Technology Co., Ltd.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. These shares were issued based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) there were only 5 offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations.

                    Shares Issued to BSS and BST Shareholders
                    -----------------------------------------

BST and BSS are Limited Liability Company's in China formed in accordance to the Company Law of the People's Republic of China. All security interests in Chinese LLC's are based upon the amount of paid-up capital contribution of all its shareholders. All security issuances were made pursuant to the Company Law of the People's Republic of China.

BST Shareholders
----------------

BST was formed on September 28, 1993. It's registered capital is RMB 16,355,000 $1,977,629 in USD). BST has 35 shareholders. Each shareholder contributes capital in RMB to BST and thus becomes a percentage owner of the Company based on the amount of capital they have invested.

---------------------------------------------------------------------------------------
         Name           Date of Purchase        Amount Paid in RMB       Amount in USD
---------------------------------------------------------------------------------------
Chen Gao                   1993.09.28               3,700,000               447,400
---------------------------------------------------------------------------------------
Mei Si Gao                 1993.09.28                900,000                108,827
---------------------------------------------------------------------------------------
Ran Song                   2002.06.08                900,000                108,827
---------------------------------------------------------------------------------------
Jian Xin Xu                2002.06.08                900,000                108,827
---------------------------------------------------------------------------------------
Meng Xu                    2002.06.08                900,000                108,827
---------------------------------------------------------------------------------------
Ya Ni Gao                  2002.06.08                200,000                 24,184
---------------------------------------------------------------------------------------
Ying Pan                   2002.06.08                900,000                108,827
---------------------------------------------------------------------------------------
Xin Yan Yuan               1993.09.28               2,800,000               338,573
---------------------------------------------------------------------------------------
Hang Yuan                  2002.06.08                500,000                 60,459
---------------------------------------------------------------------------------------
Xin Min Yuan               2002.06.08                900,000                108,827
---------------------------------------------------------------------------------------
Xin Jian Yuan              2002.06.08                900,000                108,827
---------------------------------------------------------------------------------------
Xiao Jie Guo               2001.07.16                960,000                116,082
---------------------------------------------------------------------------------------
Wei Li (2)                 2002.06.08                 40,000                 4,837
---------------------------------------------------------------------------------------
Zhen Bang Song             2001.07.16               1,000,000               120,919
---------------------------------------------------------------------------------------
Zhong Min Li               2001.07.16                100,000                 12,092
---------------------------------------------------------------------------------------
Jing Zhao                  2002.06.08                 70,000                 8,464
---------------------------------------------------------------------------------------
Wei Li (3)                 2002.06.08                 50,000                 6,046
---------------------------------------------------------------------------------------
Xiu Hua Liu                2002.06.08                 50,000                 6,046
---------------------------------------------------------------------------------------

                                                                              62

Bing Lu                    2002.06.08                 50,000                 6,046
---------------------------------------------------------------------------------------
Jun Li                     2001.07.16                 30,000                 3,628
---------------------------------------------------------------------------------------
Wen Ge Ren                 2002.06.08                 50,000                 6,046
---------------------------------------------------------------------------------------
Wei Li                     2001.07.16                100,000                 12,092
---------------------------------------------------------------------------------------
Han Zhang                  2001.07.16                 20,000                 2,418
---------------------------------------------------------------------------------------
Xue Min Yang               2002.06.08                 50,000                 6,046
---------------------------------------------------------------------------------------
Hong Jin Zhang             2002.06.08                 10,000                 1,209
---------------------------------------------------------------------------------------
Ying Qiang Li              2002.06.08                 7,000                   846
---------------------------------------------------------------------------------------
Shi You Liu                2002.06.08                 3,000                   363
---------------------------------------------------------------------------------------
Hong Wei Liu               2002.06.08                 50,000                 6,046
---------------------------------------------------------------------------------------
Yong Xiu Yan               2002.06.08                 10,000                 1,209
---------------------------------------------------------------------------------------
Shang Min He               2002.06.08                 10,000                 1,209
---------------------------------------------------------------------------------------
Xiao Yan Li                2002.06.08                 80,000                 9,674
---------------------------------------------------------------------------------------
Yan Wu Xu                  2002.06.08                100,000                 12,092
---------------------------------------------------------------------------------------
Wen Yong Ma                2002.06.08                 5,000                   605
---------------------------------------------------------------------------------------
Xin Fa Li                  2002.06.08                 5,000                   605
---------------------------------------------------------------------------------------
Sheng Jie He               2002.06.08                 5,000                   605
---------------------------------------------------------------------------------------
BST Total registered
capital                                             16,355,000             1,977,630
---------------------------------------------------------------------------------------

BSS Shareholders
----------------

BSS was formed on October 30, 1996. It's registered capital is RMB 500,000 (USD$60,459). BST has 35 shareholders. Each shareholder contributes capital in RMB to BST and thus becomes a percentage owner of the Company based on the amount of capital they have invested.

----------------------------------------------------------------------------------------------
           Name               Date of Purchase        Amount Paid in RMB        Amount in USD
----------------------------------------------------------------------------------------------
  Chen Gao                       1996.10.30                 113,115                 13,678
----------------------------------------------------------------------------------------------
  Mei Si Gao                     1996.10.30                 27,515                  3,327
----------------------------------------------------------------------------------------------
  Ran Song                       2002.06.08                 27,515                  3,327
----------------------------------------------------------------------------------------------
  Jian Xin Xu                    2002.06.08                 27,515                  3,327
----------------------------------------------------------------------------------------------
  Meng Xu                        2002.06.08                 ?27,515                 $3,327
----------------------------------------------------------------------------------------------
  Ya Ni Gao                      2002.06.08                  6,114                   739
----------------------------------------------------------------------------------------------
  Ying Pan                       2002.06.08                 27,515                  3,327
----------------------------------------------------------------------------------------------
  Xin Yan Yuan                   1996.10.30                 85,601                  10,351
----------------------------------------------------------------------------------------------
  Hang Yuan                      2002.06.08                 15,286                  1,848
----------------------------------------------------------------------------------------------
  Xin Min Yuan                   2002.06.08                 27,515                  3,327
----------------------------------------------------------------------------------------------
  Xin Jian Yuan                  2002.06.08                 27,515                  3,327
----------------------------------------------------------------------------------------------
  Xiao Jie Guo                   2001.07.16                 29,349                  3,549
----------------------------------------------------------------------------------------------
  Wei Li (2)                     2002.06.08                  1,223                   148
----------------------------------------------------------------------------------------------
  Zhen Bang Song                 2001.07.16                 30,572                  3,697
----------------------------------------------------------------------------------------------
  Zhong Min Li                   2001.07.16                  3,057                   370
----------------------------------------------------------------------------------------------
  Jing Zhao                      2002.06.08                  2,140                   259
----------------------------------------------------------------------------------------------
  Wei Li (3)                     2002.06.08                  1,529                   185
----------------------------------------------------------------------------------------------
  Xiu Hua Liu                    2002.06.08                  1,529                   185
----------------------------------------------------------------------------------------------
  Bing Lu                        2002.06.08                  1,529                   $185
----------------------------------------------------------------------------------------------
  Jun Li                         2001.07.16                   917                    111
----------------------------------------------------------------------------------------------
  Wen Ge Ren                     2002.06.08                  1,529                   185
----------------------------------------------------------------------------------------------
  Wei Li                         2001.07.16                  3,057                   370
----------------------------------------------------------------------------------------------

                                                                              64

  Han Zhang                      2001.07.16                   611                     74
----------------------------------------------------------------------------------------------
  Xue Min Yang                   2002.06.08                  1,529                   185
----------------------------------------------------------------------------------------------
  Hong Jin Zhang                 2002.06.08                   306                     37
----------------------------------------------------------------------------------------------
  Ying Qiang Li                  2002.06.08                   214                     26
----------------------------------------------------------------------------------------------
  Shi You Liu                    2002.06.08                   92                      11
----------------------------------------------------------------------------------------------
  Hong Wei Liu                   2002.06.08                  1,529                   185
----------------------------------------------------------------------------------------------
  Yong Xiu Yan                   2002.06.08                   306                     37
----------------------------------------------------------------------------------------------
  Shang Min He                   2002.06.08                   306                     37
----------------------------------------------------------------------------------------------
  Xiao Yan Li                    2002.06.08                  2,446                   296
----------------------------------------------------------------------------------------------
  Yan Wu Xu                      2002.06.08                  3,057                   370
----------------------------------------------------------------------------------------------
  Wen Yong Ma                    2002.06.08                   153                     18
----------------------------------------------------------------------------------------------
  Xin Fa Li                      2002.06.08                   153                     18
----------------------------------------------------------------------------------------------
  Sheng Jie He                   2002.06.08                   153                     18
----------------------------------------------------------------------------------------------
  BSS Total registered
  capital                                                    500,000                 60,459
----------------------------------------------------------------------------------------------

                                    EXHIBITS

3.1(a)            Articles of Incorporation of AMTG.

3.1(b)            Amended Articles of Incorporation of AMTG.

3.2               Bylaws of AMTG.

4.1               Form of Stock Certificate.

5.1 Opinion of The Law Offices of Adam U. Shaikh, Chtd. regarding legality of shares.

10.1 Equity Purchase Agreement (Beijing Sande Technology (Holding) Co. Ltd and American Metal Technology Group).
                  (dated June 1, 2004)

10.2 Equity Purchase Agreement (Beijing Sande Shang Mao Co., Ltd., American Metal Technology (Lang Fang) Co., Ltd, and American Metal Technology Group). (dated August 8, 2004)

10.3 American Metal Technology (Lang Fang) Co., Ltd Land-Use-Rights Agreement with the Peoples Republic of China.

10.4              Lease Agreement for Factory. (dated July 15, 2004)

10.5 Loan Agreement with Beijing Sande Technology (Holding) Co., Ltd. (dated August 15, 2004)


10.6 Amendment to Loan Agreement with Beijing Sande Technology (Holding) Co., Ltd. (dated May 1, 2005)

10.7 Loan Agreement with Beijing Sande Technology (Holding) Co., Ltd. (dated March 15, 2005)

10.8              Building Project Construction Contract (dated February 4,
                  2005)

16.1 Letter from Jimmy C.H. Cheung & Co, Certified Public Accountants re: Change in Accountants.


21.1              List of Subsidiaries.

23.1 Consent of The Law Offices of Adam U. Shaikh, Chtd. (Included in Exhibit 5.1.)

23.2              Consent of Tin Wha CPAs, Certified Public Accountants.

                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on June 15, 2005.


AMTG

By: /s/ Chen Gao
    ----------------------------------
        Chen Gao
        President /CFO/Director
        Principal Accounting Officer

By: /s/ Monica Ding
    ----------------------------------
        Monica Ding
        Secretary

By: /s/ Richard Lui
    ----------------------------------
        Richard Lui
        Chairman of Board / Director

By: /s/ Xin Yan Yuan
    ----------------------------------
        Xin Yan Yuan
        Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Chen Gao
    ----------------------------------
        Chen Gao
        President /CFO/Director
        Principal Accounting Officer

By: /s/ Monica Ding
    ----------------------------------
        Monica Ding
        Secretary

By: /s/ Richard Lui
    ----------------------------------
        Richard Lui
        Chairman of Board / Director

By: /s/ Xin Yan Yuan
    ----------------------------------
        Xin Yan Yuan
        Director


Date: June 15, 2005